As filed with the Securities and Exchange Commission on April 13, 2017

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	46-3259117
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9595 Wilshire Blvd., Suite 900

Beverly Hills, California 90212

(424) 230-7001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben Chang
Chief Executive Officer

Rich Pharmaceuticals, Inc.
9595 Wilshire Blvd, Suite 900

Beverly Hills, California 90212

Telephone No.: (310) 600-8903

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Steven J. Davis, Esq.

SD Law Group APC

10531 4S Commons Drive, B464
San Diego, California 92127

Telephone No: (619) 7882383

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	600,000,000	$.0001	$60,000	$6.95

(1) We are registering 600,000,000 shares of our common stock that we will put to GHS Investments, LLC, a Nevada limited liability company, pursuant to that certain Equity Purchase Agreement (the “GHS Purchase Agreement”). The GHS Purchase Agreement was entered into on February 22, 2017. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the GHS Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTC Markets on April 11, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 13, 2017

600,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 600,000,000 shares of common stock of Rich Pharmaceuticals, Inc. (“we” or the “Company”), par value $0.001 per share, issuable to GHS Investments, LLC (“GHS”) pursuant to that certain Equity Purchase Agreement between the Company and GHS dated February 22, 2017 (the “GHS Purchase Agreement”). The GHS Purchase Agreement permits us to “put” up to $2,000,000 in shares of our common stock to GHS over a period of up to twenty-four (24) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by GHS. GHS is deemed an underwriter for our common stock.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. GHS is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our common stock is quoted on the OTC Markets under the ticker symbol “RCHA.” On March 30, 2017, the closing price of our common stock was $0.0001 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________, 2017

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Rich Pharmaceuticals, Inc. (referred to herein as the “Company,” “Rich,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements before making an investment decision.

Business Overview

We were incorporated under the laws of the State of Nevada on August 9, 2010 under the name “Nepia Inc.” From August 9, 2010 to July 18, 2013, the Company was in the business of developing, manufacturing, and selling small boilers aimed at farmers primarily in Southeast Asia. Beginning on July 19, 2013, the Company acquired bio-pharmaceutical intellectual property for the treatment of acute myeloid leukemia (AML) and is entering into Phase II clinical trials. The goal is to perfect this indication for marketing purposes for distribution world-wide. On August 26, 2013, as a consequence of our new business direction, the Company changed its name to Rich Pharmaceuticals, Inc. (“Rich” or “the Company”).

Investment Agreement with GHS

On February 22, 2017, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Purchase Agreement, GHS committed to purchase up to $2,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 4.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest traded price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted. We initially reserved 600,000,000 shares of our common stock for issuance under the GHS Purchase Agreement. The GHS Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

In connection with the GHS Purchase Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Purchase Agreement within 30 days after the date of the GHS Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Purchase Agreement.

The 600,000,000 shares to be registered herein represent 12.4% of the shares then issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 600,000,000 shares to be registered herein represent 32.8% of the shares issued and outstanding held by non-affiliates of the Company.

At an assumed purchase price of $.00008 (equal to 80% of the closing price of our common stock of $.0001 on March 30, 2017), we will be able to receive up to $48,000 in gross proceeds, assuming the sale of the entire 600,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 24,400,000,000 additional shares to obtain the balance of $1,952,000 under the GHS Purchase Agreement at an assumed purchase price of $.00008 per share. We are currently authorized to issue 40,000,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price in the even our share price decreases. GHS has agreed to refrain from holding an amount of shares which would result in GHS owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the GHS Purchase Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

GHS will periodically purchase our common stock under the GHS Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to GHS to raise the same amount of funds, as our stock price declines.

Because our ability to draw down any amounts under the GHS Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $2,000,000 under the GHS Purchase Agreement. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the GHS Purchase Agreement.

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Where You Can Find Us

Our principal office is located at 9595 Wilshire Blvd., Suite 900, Beverly Hills, California 90212. Our telephone number is (424) 230-7001.

THE OFFERING

Common stock offered by Selling Stockholder	600,000,000 shares of common stock.
Common stock outstanding before the offering	4,831,924,310 shares of common stock as of March 30, 2016
Common stock outstanding after the offering	5,431,924,310 shares of common stock.
Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the GHS Purchase Agreement. The proceeds received under the GHS Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.
OTC Pink Trading Symbol	RCHA
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

We are a development stage company and may never commercialize any of our products or services or earn a profit.

Prior to July 19, 2013, we were a “shell” company with no or nominal operations. We recently received funding and commenced operations. We are a development stage company in the business of developing treatments for Acute Myelogenous Leukemia (AML). We currently have no products ready for commercialization, have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our technology. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our technology or attain profitability, we will not be able to sustain operations. Because of the numerous risks and uncertainties associated with developing and commercializing our technology, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of medical treatments. We may never successfully commercialize our technology, and our business may fail.

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We will need to raise substantial additional capital to commercialize our technology, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development programs or collaboration efforts.

As of the date of this Prospectus, we have limited cash resources. Due to our expectation that we will continue to incur losses in the future, we will be required to raise additional capital to complete the development and commercialization of our technology. During the next 12 months and potentially thereafter, we will have to raise additional funds to continue the development and commercialization of our technology. When we seek additional capital, we may seek to sell additional equity and/or debt securities or to obtain a credit facility, which we may not be able to do on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our technologies, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our ability to successfully commercialize our technology will depend largely upon the extent to which third-party payors reimburse the costs for our treatment in the future. Physicians and patients may decide not to order our products unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid pay a substantial portion of the price of the treatment. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that our product candidates are:

• not experimental or investigational;

• effective;

• medically necessary;

• appropriate for the specific patient;

• cost-effective;

• supported by peer-reviewed publications; and

• included in clinical practice guidelines.

Market acceptance, sales of products based upon our technology, and our profitability may depend on reimbursement policies and health care reform measures. Several entities conduct technology assessments of medical treatments and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a treatment or procedure. The levels at which government authorities and third-party payors, such as private health insurers and health maintenance organizations, may reimburse the price patients pay for such products could affect whether we are able to commercialize our products. Our technology may receive negative assessments that may impact our ability to receive reimbursement of the treatment. Since each payor makes its own decision as to whether to establish a policy to reimburse a treatment, seeking these approvals may be a time-consuming and costly process. We cannot be sure that reimbursement in the U.S. or elsewhere will be available for any of our products in the future. If reimbursement is not available or is limited, we may not be able to commercialize our products.

If we are unable to obtain reimbursement approval from private payors and Medicare and Medicaid programs for our product candidates, or if the amount reimbursed is inadequate, our ability to generate revenues could be limited. Even if we are being reimbursed, insurers may withdraw their coverage policies or cancel their contracts with us at any time, stop paying for our treatment or reduce the payment rate for our treatment, which would reduce our revenue.

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Even if approved, our product candidates may not achieve broad market acceptance among physicians, patients and healthcare payors, and as a result our revenues generated from their sales may be limited.

The commercial success of our products will depend upon its acceptance among the medical community, including physicians, health care payors and patients. The degree of market acceptance of our current or future product candidates will depend on a number of factors, including:

• limitations or warnings contained in our product candidates’ FDA-approved labeling;

• changes in the standard of care or availability of alternative therapies at similar or lower costs for the targeted indications for any of our product candidates;

• limitations in the approved clinical indications for our product candidates;

• demonstrated clinical safety and efficacy compared to other products;

• lack of significant adverse side effects;

• sales, marketing and distribution support;

• availability of reimbursement from managed care plans and other third-party payors;

• timing of market introduction and perceived effectiveness of competitive products;

• the degree of cost-effectiveness;

• availability of alternative therapies at similar or lower cost, including generics and over-the-counter products;

• the extent to which our product candidates are approved for inclusion on formularies of hospitals and managed care organizations;

• whether our product candidates are designated under physician treatment guidelines for the treatment of the indications for which we have received regulatory approval;

• adverse publicity about our product candidates or favorable publicity about competitive products;

• convenience and ease of administration of our product candidates; and

• potential product liability claims.

If our product candidates are approved, but do not achieve an adequate level of acceptance by physicians, patients, the medical community and healthcare payors, sufficient revenue may not be generated from these products and we may not become or remain profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

If our potential treatments are unable to compete effectively with current and future treatments targeting similar markets as our potential products, our commercial opportunities will be reduced or eliminated.

The medical treatment industry for AML and stroke is intensely competitive and characterized by rapid technological progress. In each of our potential product areas, we face significant competition from large biotechnology, medical diagnostic and other companies. The technologies associated with the medical industry are evolving rapidly and there is intense competition within such industry. Certain companies have established technologies that may be competitive to our technology and any future products that we develop. Some of these competing companies may use different approaches or means to obtain results, which could be more effective or less expensive than our treatments. Moreover, these and other future competitors have or may have considerably greater resources than we do in terms of technology, sales, marketing, commercialization and capital resources. These competitors may have substantial advantages over us in terms of research and development expertise, experience in clinical studies, experience in regulatory issues, brand name exposure and expertise in sales and marketing as well as in operating central laboratory services. Many of these organizations have financial, marketing and human resources greater than ours; therefore, there can be no assurance that we can successfully compete with present or potential competitors or that such competition will not have a materially adverse effect on our business, financial position or results of operations.

Since our technology is under development, we cannot predict the relative competitive position of any product based upon the technology. However, we expect that the following factors will determine our ability to compete effectively: safety and efficacy; product price; turnaround time; ease of administration; performance; reimbursement; and marketing and sales capability.

If our clinical studies do not prove the superiority of our technologies, we may never sell our products and services.

The results of our clinical studies may not show that treatment results using our technology are superior to existing treatment. In that event, we will have to devote significant financial and other resources to further research and development, and commercialization of products using our technologies will be delayed or may never occur.

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At present, our success depends solely on the successful development and commercialization of our compound in development, which cannot be assured .

We are focused on the development of the RP-323 compound, a naturally occurring compound that has a number of properties that are uniquely suited for the treatment of patients with AML and in stimulating white blood cells. The successful commercialization of this product candidate, either by us or by strategic partners, is crucial for our success. Our proposed products and their potential applications are in an early stage of clinical and manufacturing/process development and face a variety of risks and uncertainties. Principally, these risks include the following:

• clinical trial results may show that our product candidates are not well tolerated by recipients at its effective doses or are not efficacious;

• future clinical trial results may be inconsistent with testing results obtained to-date;

• even if our product candidates are shown to be safe and effective for their intended purposes, we may face significant or unforeseen difficulties in obtaining or manufacturing sufficient quantities at reasonable prices or at all;

• even if our product candidates are successfully developed, commercially produced and receive all necessary regulatory approvals, there is no guarantee that there will be market acceptance of our products; and

• our ability to complete the development and commercialization of our product candidates for their intended use is substantially dependent upon our ability to raise sufficient capital or to obtain and maintain experienced and committed partners to assist us with

• obtaining clinical and regulatory approvals for, and the manufacturing, marketing and distribution of, our products;

• our competitors may develop therapeutics or other treatments which are superior or less costly than our own with the result that our product candidates, even if they are successfully developed, manufactured and approved, may not generate sufficient revenues to offset the development and manufacturing costs of our product candidates.

If we are unsuccessful in dealing with any of these risks, or if we are unable to successfully commercialize our cancer-targeting technologies for some other reason, our business, prospects, financial condition, and results of operations may be adversely affected.

The failure to complete development of our technology, to obtain government approvals, including required FDA approvals, or to comply with ongoing governmental regulations could prevent, delay or limit introduction or sale of proposed products and result in failure to achieve revenues or maintain our ongoing business .

Our research and development activities and the manufacture and marketing of our intended products are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the U.S. and abroad. Before receiving clearance to market our proposed products by the FDA, we will have to demonstrate that our products are safe and effective for the patient population for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacturing, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval can take many years to accomplish and require the expenditure of substantial financial, managerial and other resources.

In order to be commercially viable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our technologies. This includes meeting a number of critical developmental milestones including:

• demonstrating benefit from delivery of each specific drug for specific medical indications;

• demonstrating through clinical trials that each drug is safe and effective; and

• demonstrating that we have established viable Good Manufacturing Practices capable of potential scale-up.

The timeframe necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones for any of our intended products in development.

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In addition to the risks previously discussed, our technology is subject to developmental risks that include the following:

• uncertainties arising from the rapidly growing scientific aspects of drug therapies and potential treatments;

• uncertainties arising as a result of the broad array of alternative potential; and

• expense and time associated with the development and regulatory approval of treatments for AML and other conditions.

In order to conduct the clinical trials that are necessary to obtain approval by the FDA to market a product, it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because we or our clinical investigators do not follow the FDA’s requirements for conducting clinical trials. If any of our trials are halted, we will not be able to obtain FDA approval until and unless we can address the FDA’s concerns. If we are unable to receive clearance to conduct clinical trials for a product, we will not be able to achieve any commercial revenue from such product in the U.S. as it is illegal to sell any drug for use in humans in the U.S. without FDA approval. Even if we do ultimately receive FDA approval for any of our products, these products will be subject to extensive ongoing regulation, including regulations governing manufacturing, labeling, packaging, testing, dispensing, prescription and procurement quotas, record keeping, reporting, handling, shipment and disposal of any such drug. Failure to obtain and maintain required registrations or to comply with any applicable regulations could further delay or preclude development and commercialization of our drugs and subject us to enforcement action.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

In order to receive regulatory approval for the commercialization of our products, we must conduct, at our own expense, extensive clinical trials to demonstrate safety and efficacy of these product candidates. Clinical testing is expensive, it can take many years to complete and its outcome is uncertain. Failure can occur at any time during the clinical trial process. The Company estimates the budget for reaching market approval for the treatment of AML to be $20 million if our products are conferred “orphan drug” status by the FDA or $40 million or more in the absence of such “orphan drug” status. We may experience delays in clinical testing of our product candidates. We do not know whether planned clinical trials will begin on time, will need to be redesigned or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence a trial, in reaching agreement on acceptable clinical trial terms with prospective sites, in obtaining institutional review board approval to conduct a trial at a prospective site, in recruiting patients to participate in a trial or in obtaining sufficient supplies of clinical trial materials. Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating. Prescribing physicians will also have to decide to use our product candidates over existing drugs that have established safety and efficacy profiles. Any delays in completing our clinical trials will increase our costs, slow down our product development and approval process and delay our ability to generate revenue.

In addition, prior results of Phase I clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidates may not be sufficient to support the submission of a new drug application or to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, we cannot determine if or when we will have an approved product for commercialization or achieve sales or profits. Our clinical trials may not demonstrate sufficient levels of efficacy necessary to obtain the requisite regulatory approvals for our drugs, and our proposed drugs may not be approved for marketing.

We expect to rely heavily on orphan drug status to develop and commercialize our product candidates, but our orphan drug designations may not confer marketing exclusivity or other expected commercial benefits.

We expect to rely on “orphan drug” exclusivity for our product candidates. Orphan drug status confers seven years of marketing exclusivity under the Federal Food, Drug, and Cosmetic Act, and up to ten years of marketing exclusivity in Europe for a particular product in a specified indication. For any product candidate for which we have been or will be granted orphan drug designation in a particular indication, it is possible that another company also holding orphan drug designation for the same product candidate will receive marketing approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s period of exclusivity expires. Even if we are the first to obtain marketing authorization for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during the seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product, or if the later product is deemed a different product than ours. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same product candidate as ours for indications other than those in which we have been granted orphan drug designation, or for the use of other types of products in the same indications as our orphan product, or during such seven-year period for other indications.

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We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidates.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients. Administering any product candidates to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.

We depend on third-party contractors for a substantial portion of our operations and may not be able to control their work as effectively as if we performed these functions ourselves.

We outsource substantial portions of our operations to third-party service providers, including the conduct clinical trials, collection and analysis of data, and manufacturing. Our agreements with third-party service providers and contract research organizations are on a study-by-study and project-by-project basis. Any contractor that we retain will be subject to FDA and foreign regulatory requirements and similar standards outside of the United States and Europe and we do not have control over compliance with these regulations by these providers. Consequently, if these providers do not adhere to applicable governing practices and standards, the development and commercialization of our product candidates could be delayed or stopped, which could severely harm our business and financial condition.

Because we have relied on third parties, our internal capacity to perform these functions is limited to management oversight. Outsourcing these functions involves the risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all. Although we have not experienced any significant difficulties with our third-party contractors, it is possible that we could experience difficulties in the future. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. There are a limited number of third-party service providers that specialize or have the expertise required to achieve our business objectives. Identifying, qualifying and managing performance of third-party service providers can be difficult, time consuming and cause delays in our development programs. We currently have a small number of employees, which limits the internal resources we have available to identify and monitor third-party service providers. To the extent we are unable to identify, retain and successfully manage the performance of third-party service providers in the future, our business may be adversely affected, and we may be subject to the imposition of civil or criminal penalties if their conduct of clinical trials violates applicable law.

We are exposed to product and clinical liability risks that could create a substantial financial burden should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. In addition, the use, in our clinical trials, of pharmaceutical products that we or our current or potential collaborators may develop and then subsequently sell may cause us to bear a portion of or all product liability risks. While we intend to carry an insurance policy covering liability incurred in connection with such claims should they arise, there can be no assurance that we will be able to obtain insurance or that our insurance will be adequate to cover all situations. Moreover, there can be no assurance that such insurance if obtained, or additional insurance, if required, will be available in the future or, if available, will be available on commercially reasonable terms. A successful product liability claim or series of claims brought against us could have a material adverse effect on our business, prospects, financial condition and results of operations.

Due to our limited marketing, sales and distribution experience, we may be unsuccessful in our efforts to sell our proposed products, enter into relationships with third parties or develop a direct sales organization.

We have not established marketing, sales or distribution capabilities for our proposed products. Until such time as our proposed products are further along in the development process, we will not devote any meaningful time and resources to this effort. At the appropriate time, we will determine whether we will develop our own sales and marketing capabilities or enter into agreements with third parties to sell our products. We have limited experience in developing, training or managing a sales force. If we choose to establish a direct sales force, we may incur substantial additional expenses in developing, training and managing such an organization. We may be unable to build a sales force on a cost-effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

If we choose to enter into agreements with third parties to sell our proposed products, we may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors.

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We may be unable to engage qualified distributors. Even if engaged, these distributors may:

• fail to adequately market our products;

• fail to satisfy financial or contractual obligations to us;

• offer, design, manufacture or promote competing products; or

• cease operations with little or no notice.

If we fail to develop sales, marketing and distribution channels, we would experience delays in product sales and incur increased costs, which would have a material adverse effect on our business, prospects, financial condition, and results of operation.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We will rely on patent protection as well as a combination of copyright and trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us. We cannot assure you that the patent issued to us will not be challenged, invalidated or held unenforceable. We cannot guarantee you that we will be successful in defending challenges made in connection with our patent and any future patent applications. In addition to our patent and any future patent applications, we will rely on contractual restrictions to protect our proprietary technology. We will require our employees and third parties to sign confidentiality agreements and employees to also sign agreements assigning to us all intellectual property arising from their work for us. Nevertheless, we cannot guarantee that these measures will be effective in protecting our intellectual property rights.

We have incurred, and may incur in the future, substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our technology.

The inventor of the intellectual property which was assigned to the Company in July 2013 by Imagic, LLC and Richard L. Chang’s Holdings, LLC is presently in declaratory relief litigation with Biosuccess Biotech, Co. LTD. (“Biosuccess”), a company who was previously assigned licensing rights in the intellectual property. In connection with this litigation, on January 17, 2014, the Company received notice of a complaint filed by Biosuccess against the Company, Imagic, LLC, Richard L. Chang’s Holdings, LLC, and Ben Chang (our CEO and a director) in the United States District Court, Central District of California Western Division (the “District Court”). The Complaint includes allegations of patent and copyright infringement, misappropriation of trade secrets, breach of fiduciary duty, unfair competition and other causes of actions against the Company, Imagic, LLC, Richard L. Chang’s Holdings, LLC, and Ben Chang (the “Litigation”). The Complaint seeks relief which includes compensatory damages, attorneys’ fees and costs, an award of treble damages, and such other relief as the court may deem just and proper. As previously disclosed on January 4, 2016, the Litigation has been settled through a confidential mediation process supervised by the Federal Court and the Litigation has been dismissed with prejudice by the Federal Court. The Company incurred substantial legal fees in defending the Litigation.

Also, our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies. There may be third-party patents, patent applications and other intellectual property relevant to our potential products that may block or compete with our products or processes. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions. In addition, we cannot assure you that we would prevail in any of these suits or that the damages or other remedies if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. We may also become subject to injunctions against the further development and use of our technology, which would have a material adverse effect on our business, financial condition and results of operations. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

11

Our financial statements have been prepared assuming that the Company will continue as a going concern.

We have generated losses to date and have limited working capital. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein. If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We have had operating losses since inception, and we currently are not profitable; and we may never achieve profitability.

For the fiscal year ended March 31, 2016, we had a net loss of $1,768,460 and an accumulated deficit of $9,203,440. For the fiscal year ended March 31, 2015, we had a net loss of $4,133,576 and an accumulated deficit of $7,434,980. We have had and we expect to continue to have losses in the near term and have relied and will rely on capital funding to support our operations in the near future. To date, such capital funding has been limited in amount. Because we are at the development stage of our products, we do not expect that they will generate revenues sufficient to cover the costs of our operations in the nearer and medium term. We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Capital Market Risks

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

At an assumed purchase price of $.00008 (equal to 80% of the closing price of our common stock of $.0001 on March 30, 2017), we will be able to receive up to $48,000 in gross proceeds, assuming the sale of the entire 600,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 24,400,000,000 additional shares to obtain the balance of $1,952,000 under the GHS Purchase Agreement at an assumed purchase price of $.00008 per share. We are currently authorized to issue 40,000,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price in the even our share price decreases. GHS has agreed to refrain from holding an amount of shares which would result in GHS owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

In addition, we anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors' investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company's common stock could seriously decline in value.

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GHS will pay less than the then-prevailing market price for our common stock.

The Common Stock to be issued to GHS pursuant to the GHS Purchase Agreement will be purchased at a 20% discount to the lowest trading price of our Common Stock during the ten (10) consecutive trading days immediately after GHS receives our notice of sale. GHS has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If GHS sells the shares, the price of our Common Stock could decrease. If our stock price decreases, GHS may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the GHS Purchase Agreement.

Pursuant to the GHS Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our Common Stock to GHS at a price equal to a discount to the lowest volume weighted average price of the common stock for the ten (10) consecutive trading days after GHS receives our notice of sale. Because the put price is lower than the prevailing market price of our Common Stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 600,000,000 shares of common stock to be issued under the GHS Purchase Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 600,000,000 shares of Common Stock under the registration statement of which this prospectus is a part, pursuant to the GHS Purchase Agreement. Notwithstanding GHS’s ownership limitation, the 600,000,000 shares would represent approximately 12.4% of our shares of Common Stock outstanding immediately after our exercise of the put right under the GHS Purchase Agreement (based on the number of outstanding shares as of March 30, 2017). The sale of these shares into the public market by GHS could depress the market price of our Common Stock.

We may not have access to the full amount available under the GHS Purchase Agreement.

Our ability to draw down funds and sell shares under the GHS Purchase Agreement requires that this resale registration statement be declared effective and continue to be effective. This registration statement registers the resale of 600,000,000 shares issuable under the GHS Purchase Agreement, and our ability to sell any remaining shares issuable under the GHS Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of Common Stock to GHS under the GHS Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the GHS Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to GHS. Accordingly, because our ability to draw down any amounts under the GHS Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $2,000,000 under the GHS Purchase Agreement. We believe that it is likely that we will be able to drawn down on the full amount of the Agreement, however, prior to drawing down on the full amount, we may not be able to draw down on the full amount without filing an amendment to our Articles of Incorporation to increase the Company’s authorized shares of common stock. Pursuant to state law, the filing of the amendment to increase the authorized shares of common stock may require board and shareholder approval. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the GHS Purchase Agreement.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the GHS Purchase Agreement, and as such, GHS may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

GHS has agreed, subject to certain exceptions listed in the GHS Purchase Agreement, to refrain from holding an amount of shares which would result in GHS or its affiliates owning more than 4.99% of the then-outstanding shares of our Common Stock at any one time. These restrictions, however, do not prevent GHS from selling shares of Common Stock received in connection with a put, and then receiving additional shares of Common Stock in connection with a subsequent put. In this way, GHS could sell more than 4.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 4.99% at one time.

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The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock.

Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange.

Although we may apply to list our common stock on NASDAQ or the NYSE MKT in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. If our common stock begins trading, until such time as we would qualify for listing on NASDAQ, the NYSE MKT or another trading venue, our common stock would trade on OTC Markets or OTC Bulletin Board or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, if our common stock begins trading, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.

There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

14

Conversion of our convertible notes into common stock could result in additional dilution to our stockholders.

We have issued convertible notes which are convertible into shares of our common stock at conversion prices which are at a discount to the then current trading price of our common stock. Additionally, upon the occurrence of certain events of default (including conditions outside of our control) the note holders are entitled to increased repayment and interest rates, as well as other remedies. The note holders have anti-dilution and conversion reset provisions which are triggered by the issuance of lower priced securities. If shares of our common stock are issued due to the conversion of some or all of the convertible notes in the future, the ownership interests of existing stockholders will be diluted.

The Company’s common stock was the subject of an unauthorized spam stock promotion.

In April 2014, the Company was made aware of spam stock promotion regarding shares of the Company. The Company received complaints, and was forwarded emails and links to social media sites, relating to unsolicited messages containing false and misleading information regarding the Company and its stock price. The spam mails touted RCHA as " the opportunity of the year " that could go past " 2 or 3 dollars ". The Company did not, and does not, authorize, endorse or sponsor these illegal spam stock promotions or any of the information contained in the emails. However, the spam stock promotions caused the OTC Markets to place a skull and crossbones next to the Company’s stock symbol on the OTC Markets website warning investors with respect to the Company’s stock, and may have caused reputational damage to the Company and its stock. The Company does not have the ability to stop or restrict any future spam stock promotions which may occur and any such future promotions could have an adverse effect on the Company and its share price.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock's price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority (known as "FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

15

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our certificate of incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

The issuance of Preferred Stock to our Chief Executive Officer provides him with voting control which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.

Our Chief Executive Officer has 6,000,000 shares of Preferred Stock which provide him with 1000 to 1 voting rights over shares of common stock. This ownership provides him with voting control over matters which require shareholder approval. This concentration of voting power could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We are dependent for our success on a few key individuals.

Our success depends on the skills, experience and performance of key members of our management team.  Each of those individuals may voluntarily terminate his relationship with the Company at any time. Were we to lose one or more of these key individuals, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

• our ability to obtain additional financing;

• the accuracy of our estimates regarding expenses, future revenues and capital requirements;

• the success and timing of our preclinical studies and clinical trials;

• our ability to obtain and maintain regulatory approval of the product candidates we may develop, and the labeling under any approval we may obtain;

• regulatory developments in the United States and other countries;

• the performance of third-party manufacturers;

• our plans to develop and commercialize our product candidates;

• our ability to obtain and maintain intellectual property protection for our product candidates;

• the successful development of our sales and marketing capabilities;

• the potential markets for our product candidates and our ability to serve those markets;

• the rate and degree of market acceptance of any future products;

• the success of competing drugs that are or become available; and

• the loss of key scientific or management personnel.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the GHS Purchase Agreement. The proceeds received from any “Puts” tendered to GHS under the GHS Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

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DILUTION

“Dilution” as used herein represents the difference between the offering price per share of shares offered hereby and the net tangible book value per share of the Company’s common stock after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

At an assumed purchase price of $.00008 (equal to 80% of the closing price of our common stock of $.0001 on March 30, 2017), we will be able to receive up to $48,000 in gross proceeds, assuming the sale of the entire 600,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 24,400,000,000 additional shares to obtain the balance of $1,952,000 under the GHS Purchase Agreement at an assumed purchase price of $.00008 per share.

The following information is based upon the Company’s unaudited balance sheet as filed in the Company’s Form 10-Q/A on February 13, 2017, for the period ended December 31, 2016:

The net tangible book value of the Company at December 31, 2016 was $(3,205,101) or $(0.00245) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that 100% of the shares offered hereby were purchased by investors (a fact of which there can be no assurance) as of December 31, 2016, the then outstanding 26,307,401,310 shares of common stock, which would constitute all of the issued and outstanding equity capital of the Company, would have a net tangible book value $(3,225,608) (after deducting commissions and offering expenses) or approximately $(0.000123) per share.

Assuming a 50% decrease in the number of shares to be issued, based upon the purchase price of $0.00008 (equal to 80% of the closing price of our common stock of $0.0001 on March 30, 2017, we will be required to issue an aggregate of 12,500,000,000 shares of common stock, with net proceeds of $1,000,000 pursuant to the GHS Agreement.

Assuming a 75% decrease in the number of shares to be issued, based upon the purchase price of $0.00008 (equal to 80% of the closing price of our common stock of $0.0001 on March 30, 2017, we will be required to issue an aggregate of  6,250,000,000 shares of common stock, with net proceeds of $500,000 pursuant to the Equity Purchase Agreement.

The dilution associated with the offering and each of the above scenarios is as follows:

	Offering	50% Decrease in Shares Issued	75% Decrease in Shares Issued
Offering price	$0.00008	$0.00008	$0.00008
Net tangible book value before Offering (per share)	$(0.00245)	$(0.00245)	$(0.00245)
Net tangible book value after Offering (per share)	$(0.000123)	$(0.000234)	$(0.000427)
Dilution per share to investor	$(0.00233)	$(0.00222)	$(0.00202)
Dilution percentage to investor	94.98%	90.45%	82.57%

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

Our common stock is currently trading on the OTC Markets under the symbol “RCHA”. The table below lists the high and low closing prices per share of our common stock for each quarter of the years ended March 31, 2017 and March 31, 2016, as quoted on the OTC Markets.

For The Year Ended March 31, 2017	High	Low
Fourth Quarter (January 1, 2017 to March 31, 2017)	0.0003	0.0001
Third Quarter (October 1, 2016 to December 31, 2016)	0.0002	0.0001
Second Quarter (July 1, 2016 to September 30, 2016)	0.0005	0.0002
First Quarter (April 1, 2016 to June 30, 2016)	0.0013	0.0003

For The Year Ended March 31, 2016	High	Low
Fourth Quarter (January 1, 2016 to March 31, 2016)	0.0013	0.0003
Third Quarter (October 1, 2015 to December 31, 2015)	0.02	0.01
Second Quarter (July 1, 2015 to September 30, 2015)	0.03	0.01
First Quarter (April 1, 2015 to June 30, 2015)	0.01	0.005

Holders

As of July 3, 2016, there were approximately 70 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014, and its phone number is 702-818-5898.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

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Equity Compensation Plans

The table below sets forth information as of March 31, 2017 with respect to compensation plans under which our common stock is authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved By security holders	None	Not Applicable	Not Applicable
Equity Compensation Plans Not Approved By Security Holders (2013 Plan)	11,999,978	$0.01	22
Equity Compensation Plans Not Approved By Security Holders (2017 Plan)	600,000,000	$0.0001	20,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Investment Agreement with GHS

On February 22, 2017, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Purchase Agreement, GHS committed to purchase up to $2,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 4.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest traded price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted. We initially reserved 600,000,000 shares of our common stock for issuance under the GHS Purchase Agreement. The GHS Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

In connection with the GHS Purchase Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Purchase Agreement within 30 days after the date of the GHS Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Purchase Agreement.

A copy of the GHS Purchase Agreement is referenced as an exhibit to this Form S-1 Registration Statement.

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Results of Operations for the Three and Nine Months Ended December 31, 2016

We generated no revenue for the three and nine months ended December 31, 2016. We do not anticipate earnings revenues until we are able to sell or license our products.

Our operating expenses and net loss during the three and nine months ended December 31, 2016 were $540,450 and $985,332 respectively, as compared with $900,723 and $1,857,689 for the same period ended 2015. The operating expenses for the three months ended December 31, 2016 consisted mainly of professional fees ($57,525), wages and taxes ($95,955), and office expense ($24,612). The operating expenses for the nine months ended December 31, 2016 consisted mainly of professional fees ($145,926), wages and taxes ($287,911), and office expense ($94,658).

The operating expenses for the three months ended December 31,2015 consisted mainly of professional fees ($105,339), wages and taxes ($100,326), stock based compensation ($35,348) and office expenses ($30,361) Operating expenses for the nine months ended December 31, 2015 consisted mainly of professional fees ($197,623), wages and taxes ($283,119), stock based compensation ($227,740) and office expenses ($76,255).

The other income and expenses for the three months ended December 31, 2016 consisted mainly of derivative expenses ($170,250), change in value of derivative liability ($84,508), and interest expense ($43,715). The other income and expenses for the nine months ended December 31, 2016 consisted mainly of derivative expenses ($170,250), amortization of debt discount ($105,366), and interest expense ($186,189).

The other income and expenses for the three months ended December 31, 2015 consisted mainly of derivative expenses ($47,469), change in value of derivative liability ($399,810), and amortization of debt discount ($134,975). The other income and expenses for the nine months ended December 31, 2015 consisted mainly of derivative expenses ($382,713), amortization of debt discount ($405,963), and change in value of derivative liability ($169,624).

We anticipate our operating expenses will continue to increase with our plan of operations.

Results of Operations for the Fiscal Year Ended March 31, 2016 Compared to Fiscal Year Ended March 31, 2015

We had no revenues during the periods ending March 31, 2016 and March 31, 2015. In July 2013, the Company entered the start-up phase of its operations.

Operating expenses for the year ending March 31, 2016 were $1,117,605 which consisted primarily of Wages and taxes of $383,937; Professional fees of $267,778; and Stock based compensation of $240,999. Operating expenses for the year ending March 31, 2015 were $3,606,425, which consisted primarily of stock based compensation of $866,128; professional fees of $1,339,623; wages and taxes of $727,458 and stock options to officers and consultants and $200,925 in consulting fees. Operating expenses decreased significantly compared to the year ending March 31, 2015 due to reduced consulting and professional fees.

We had a net loss of $1,768,460 for the year ending March 31, 2016 compares to a net loss of $4,133,576 for the year ending March 31, 2015. The decrease in the net loss was due to significantly reduced operating expenses.

Liquidity and Capital Resources

As of December 31, 2016, we had total current assets of $2,437; we had total current liabilities of $3,207,538; and we had a stockholders’ deficit of $3,205,101. Operating activities used $288,931 in cash for the nine months ended December 31, 2016.

Our net loss of $985,332 for the nine months ended December 31, 2016 primarily accounted for our negative operating cash flow. Financing activities during the nine months ended December 31, 2016 generated $288,931in cash.

As of December 31, 2016 and the date of this report, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. Our continuation as a going concern is dependent upon our ability to obtain additional financing and to generate profits and positive cash flow. We will require additional cash of $2,000,000 over the next twelve months to cover the costs of overhead and operations, drug manufacturing, maintaining our patent portfolio, and conducting clinical trials for the indication Acute Myeloid Leukemia (“AML”). We intend to raise the required capital pursuant to private debt or equity financings in the near term, but there is no guarantee or assurances that we will be able to do so.

Off Balance Sheet Arrangements

As of December 31, 2016, there were no off balance sheet arrangements.

Contractual Obligations

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We do not have any contractual obligations.

Going Concern

We have negative working capital and have not yet received revenues from sales of products or services. These factors create substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Critical Accounting Policies

Our significant accounting policies are summarized in Note 1 of our financial statements included in this annual report on Form 10-K for the year ended March 31, 2016. Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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DESCRIPTION OF BUSINESS

Business Overview

The Company is developing RP-323 for the treatment of Hodgkin’s lymphoma (HL), Acute Myelogenous Leukemia (AML), and to cause elevation of white blood cells (WBC) in patients depleted of these elements due to various conditions.

The Technology

The priority drug development efforts of the Company are focused on the use of RP-323, a naturally occurring compound that has a number of properties that are uniquely suited for the treatment of patients with Hodgkin’s lymphoma (HL), and Acute Myelocytic Leukemia (AML). Company scientists had worked with RP-323 in the laboratory for many years studying its ability to convert cancer cells to normal cells, a process called differentiation. It was also observed in some instances to cause cancer cell death. These observations were the basis of the proposal to test RP-323 in relapsed AML patients in China and later in the US and resulted in findings that were sufficiently encouraging to support further interest in this drug to treat AML. During the course of these preliminary clinical studies RP-323 was found to be extremely potent in causing a marked and favorable increase in white blood cells (WBC) in blood, key elements in fighting infections. These results were also observed in cancer patients whose WBC were depleted due to the toxic effects of chemotherapeutic drugs used during the course of their therapy. Later, in a US phase I safety study conducted at Cancer Institute of NJ (CINJ), it was discovered the use of RP-323 in HL when a patient’s tumor was reduced by 2 cm.

Clinical Studies in Acute Myelocytic Leukemia

Based on the known properties of RP-323, it was first administered in a pilot study in China, either alone or in combination with standard drugs, and caused temporary remission of AML in some patients’ refractory to standard therapy. Several patients recovered sufficiently with RP-323 treatment to return to their normal occupations, symptom-free. Interest in these findings led to a Phase 1 investigator-sponsored trial in 35 patients by a leading oncologist at a leading cancer hospital in New Jersey, the University of Medicine and Dentistry of New Jersey (UMDNJ). This study determined the maximum tolerated dose of RP-323 and described its relatively mild side effects. The results of this Phase 1 trial led to interest by the same investigator to initiate a Phase 2 study. The use of RP-323 in treatment of refractory AML is expected to qualify for a “fast track” designation at the United States Food and Drug Administration (FDA), and the Company expects to apply for “orphan drug” status. An “orphan drug” is a pharmaceutical agent that has been developed specifically to treat a rare medical condition, the condition itself being referred to as an orphan disease. The Company’s clinical plans are expected to result in completion of the required clinical studies in 2016 and provide a basis for market approval for the treatment of AML. The Company estimates the budget for reaching market approval for the treatment of AML to be $40 million. However, should the Company be able to obtain “orphan drug” status from the FDA, that timeline could be accelerated to 2015 and budget reduced to $20 million. All plans are subject to the Company obtaining adequate financing, or partnering with a third party, to fund the cost of the studies. The Company cannot provide any assurances that it will be able to obtain such financing or partnering arrangement.

Clinical Results in Elevation of White Blood Cells

Clinical studies in over 100 cancer patients demonstrated the potent ability of RP-323 to stimulate the production of white blood cells (WBC) and neutrophils. Both the treatments for various diseases and the disease themselves can result in extremely low numbers of these elements. Their elevation is essential to prevent post-treatment infections common to these patients. In comparative studies in animals, RP-323 is significantly more potent than marketed drugs used for this purpose. The effect of RP-323 on the elevation of these and other blood elements will be measured during treatment of AML.

Hodgkin’s Lymphoma

Hodgkin’s lymphom is a cancer that is found most frequently in two different age groups: 15 – 35 and over 55, and occurs in both sexes although it is more common in males and individuals with HIV. The overall incidence of Hodgkin’s lymphoma is approximately 2.7 per 100,000 persons. Malignant Reed Sternberg cells invade and destroy the architecture of the lymph nodes and infiltrate major organs such as the liver and spleen. Radiation and chemotherapy are used routinely but these treatments can later result in morbidity and mortality as a result of causing second malignancies. More effective and safer treatments are needed for this disease.

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Market Opportunities

AML

It is estimated that 40,000 people in the US have AML and an additional 14,000 are diagnosed annually with a yearly death rate of over 10,000. Based on this incidence, the potential market for RP-323 for the treatment of AML is approximately $1 to 2 billion peak sales annually in the US and more than $5 billion worldwide.

White Blood Cell

Currently marketed drugs for elevating key infection-fighting blood elements are used in supportive cancer care, inflammation, nephrology and bone disease. In 2012, this market exceeded $3 billion. The clinical use of RP-323 for these purposes is expected to have several key therapeutic advantages over marketed drugs, along with a clean safety profile and observed high efficacy is expected to result in a 15 to 30 percent market share and peak annual sales of $0.5 to $1 billion. Amgen would be the Company’s largest competitor in this market.

HL

In the U.S. 185,793 suffer from Hodgkin's lymphoma (2011); the worldwide market potential for Hodgkin's lymphoma is estimated to be $1-2 billion.

Patent

The Company has been assigned United States Patent No. 6,063,814, entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents,” and utility patent application titled “Compositions and Methods of Use Of Phorbol Esters For The Treatment of Neoplasms (Acute Myeloid Leukemia).” The patent is intended to provide the Company with exclusive rights to the use of intravenous RP-323 for therapeutic purposes. Provided that the Company can obtain additional funding, the Company intends to expand its patents through the addition of indications for use and adding protection in appropriate countries.

Government Regulations

The research, pre-clinical development, clinical trials, product manufacturing and marketing which may be conducted by the Company is subject to regulation by the FDA and similar health authorities in foreign countries. The proposed products and technologies of the Company also may be subject to certain other federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and their state, local and foreign counterparts. Although there can be no such assurance, the Company does not believe that compliance with such laws and regulations has, nor is presently expected to have, a material adverse effect on the business of the Company. However, the Company cannot predict the extent of the adverse effect on its business or the financial and other cost that might result from any government regulations arising out of future legislative, administrative or judicial action.

Generally, the steps required before a pharmaceutical or therapeutic biological agent may be marketed in the United States include: (i) pre-clinical laboratory tests, in vivo pre-clinical studies in animals, toxicity studies and formulation studies; (ii) the submission to the FDA of an IND application for human clinical testing, that must become effective before human clinical trials commence; (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug; (iv) the submission of a marketing application to the FDA; and (v) FDA approval of the marketing application prior to any commercial sale or shipment of the drug.

Pre-clinical studies include laboratory evaluation of the product, conducted under Good Laboratory Practice (GLP) regulations, and animal studies to assess the pharmacological activity and the potential safety and effectiveness of the drug. The results of the pre-clinical studies are submitted to the FDA in the IND. Unless the FDA objects to an IND, it becomes effective 30 days following submission and the clinical trial described in the IND may then begin.

Every clinical trial must be conducted under the review and oversight of an institutional review board (IRB) at each institution participating in the trial. The IRB evaluates, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution.

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Clinical trials are typically conducted in three sequential phases, although the phases may overlap. Phase I represents the initial introduction of the drug to a small group of healthy subjects to test for safety, dosage tolerance, and the essential characteristics of the drug. Phase II involves studies in a limited number of patients to test the safety and efficacy of the drug at different dosages. Phase III trials involve large-scale evaluation of safety and effectiveness, usually (though not necessarily) in comparison with placebo or an existing treatment.

The results of the pre-clinical and clinical trials are submitted to the FDA as part of an application to market the drug. The marketing application also includes information pertaining to the chemistry, formulation, manufacture of the drug and each component of the final product. The FDA review of a marketing application takes from one to two years on average to complete, though reviews of treatments for cancer and other life-threatening diseases may be accelerated. However, the process may take substantially longer if the FDA has questions or concerns about a product. Following review, the FDA may ultimately decide that an application does not satisfy regulatory and statutory criteria for approval. In some cases, the FDA may approve a product but require additional clinical tests following approval (i.e., Phase IV).

In addition to obtaining FDA approval for each product, each domestic drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to inspections by the FDA and must comply with Good Manufacturing Practice ("GMP"). To supply products for use in the United States, foreign manufacturing establishments must comply with GMP and are subject to periodic inspection by the FDA or by corresponding regulatory agencies in such countries under reciprocal agreements with the FDA.

If marketing approval of any Company product is granted, the Company must continue to comply with FDA requirements not only for manufacturing, but also for labeling, advertising, record keeping, and reporting to the FDA of adverse experiences and other information. In addition, the Company must comply with federal and state health care anti-kickback laws and other health care fraud and abuse laws that affect the marketing of pharmaceuticals. Failure to comply with applicable laws and regulations could subject the Company to administrative or judicial enforcement actions, including but not limited to product seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products or withdrawal of existing approvals, as well as increased product liability exposure, any of which could have a material adverse effect on tile company's business, financial condition, or results of operations.

For clinical investigation and marketing outside the United States, the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely for European countries both within and outside the European Community ("EU"). Outside the United States, the Company's ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authority. At present, foreign marketing authorizations are applied for at a national level, although within the EU certain registration procedures are available to companies wishing to market their products in more than one EU member state. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. The system for obtaining marketing authorizations within the EU registration system is a dual one in which certain products, such as biotechnology and high technology products and those containing new active substances, will have access to a central regulatory system that provides registration throughout the entire EU. Other products will be registered by national authorities in individual EU member states, operating on a principle of mutual recognition. This foreign regulatory approval process includes, at least, all of the risks associated with FDA approval set forth above. The Company could possibly have greater difficulty in obtaining any such approvals and also might find it more difficult to protect its intellectual property abroad.

Compliance with Environmental Laws

The Company's business may be subject to regulation under federal, state, local, and foreign laws regarding environmental protection and hazardous substance control. The Company believes that its compliance with these laws will have no adverse impact upon its capital expenditures, earnings or competitive position. Federal, state and foreign agencies and legislative bodies have expressed interest in the further environmental regulation of the biotechnology industry. The Company is unable to estimate the extent and impact of such, if any, future federal, state, local legislation or administrative environmental action.

Seasonality

We do not expect that our business will experience any seasonality.

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Our Employees

We have one full time contracted position and 4 part-time contracted positions as of the date of this registration statement.

Backlog

We do not have any order backlog as of the date of this Annual Report.

Available Information

Our annual and quarterly reports, along with all other reports and amendments filed with or furnished to the SEC are available on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  The address of that site is www.sec.gov.  In addition the SEC maintains a Public Reference Room where you can obtain these materials, which is located at 100 F Street, N.E., Washington, D.C. 20549. To obtain more information on the operation of the Public Reference Room call the SEC at 1-800-SEC-0330.

July 2013 Business Change

Prior to July 18, 2013, the Company was a shell company with no or nominal operations after unsuccessfully pursuing a boiler business. On July 18, 2013, the Company entered into a Memorandum of Understanding and Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC (“Imagic”) and Richard L. Chang’s Holdings, LLC to acquire certain assets including United States Patent No. 6,063,814 entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and all related intellectual property associated with the patent.

On July 19, 2013, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our prior officer and directors, Li Deng Ke and Xiong Chao Jun. Pursuant to the Agreement, we transferred all assets and business operations associated with our boiler business to Messrs. Ke and Jun. In exchange, Messrs. Ke and Jun agreed to assume and cancel all liabilities relating to our former business, including shareholder and officer loans amounting to $24,318. In connection with this Agreement, Messrs. Ke and Jun further sold 1,275,000 shares of their common stock in our company to Mr. Chang, and Mr. Chang cancelled 1,200,517 of those shares he received and returned them to our treasury.

In connection with the Agreement and Assignment Agreement, Sean Webster resigned in his position as an officer and director with our company. In his stead, Ben Chang was appointed as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director. Under the direction of our newly appointed officer and director, the Company engaged in its new business to pursue the development of RP-323 (12–O-tetradecanoylphorbol-13-acetate) for the treatment of Acute Myelogenous Leukemia (AML) and Stroke (for the treatment of loss of function caused by Stroke.)

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officer is as follows:

Name	Age	Position
Ben Chang	51	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board and Director
Carole A. Salvador	73	Director

Ben Chang  was appointed as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on July 18, 2013. Mr. Chang founded Rich Pharmaceuticals in January 2013. From October 2006 until January 2013, Mr. Chang served as the Chief Financial Officer and subsequently President and Chief Operating Officer of Biosuccess Biotech Co. LTD., a biopharmaceutical company based in Los Angeles, California. During his tenure at Biosuccess, his responsibilities included arranging and leading all corporate and financial operations in North America. Mr. Chang started his life-science career as co-founder of Sun-Rich Chemicals, a product development and distribution organization for nutraceuticals. Mr. Chang has over 25 years of pharmaceutical and executive level experience. Mr. Chang also has experience in international banking, venture capital acquisition, finance, and organizational design and operations. Mr. Chang has a Bachelor of Science Degree in Economics from East Carolina University where he focused on accounting and international business.

Carole A. Salvador, Psy.D. was appointed to our Board of Directors on March 30, 2017. Dr. Salvador brings to the Company management, business and scientific research experience and psychopharmacology expertise. Dr. Salvador created and manages a Clinical, Coaching and Organizational Consulting practice, Affiliates in Psychology and Education for over 30 years. During this period, she was also a principal in the organizational consulting firm of Cogent Resources. Dr. Salvador has consulted to small and medium sized businesses in the for profit and non-profit sectors. Most recently her business consulting has focused on family owned and managed companies. Prior to her career in Applied Psychology, she worked in Biochemistry research at Cornell Medical School and Pharmacology research at Burroughs Welcome which is now part of GSK. She has expertise and holds a certificate in psychopharmacology. Dr. Salvador received her Doctor of Psychology from Rutgers University in Applied Psychology and a B.S. in the Biological Sciences from New York University. In additional to her certification in Psychopharmacology, she completed a post- doctoral fellowship in Community Systems and a post-doctoral program in Organizational Development and Consultation at the William Alanson White Institute.

Term of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Corporations Code. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Corporations Code. The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Committees of the Board

We do not currently have standing nominating or compensation committees, or committees performing similar functions. Due to our board only having two directors, our Board of Directors believes that it is not necessary to have standing nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have a nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Our current director is not an independent director as defined in the NASD listing standards.

It is anticipated that in the future as the Company grows that the Board of Directors will be expanded and form separate compensation and nominating committees, and appoint members to the audit committee, including an audit committee financial expert.

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Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors currently performs the services of an audit committee. Neither or our current directors can be considered an “audit committee financial expert.” We will need to attract an individual with the qualification of an audit committee expert to our Audit Committee. At this time, we have not identified such an individual.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o  Rich Pharmaceuticals, Inc., to the address set forth on the cover page of this Prospectus.

Board Leadership Structure and Role on Risk Oversight

Mr. Chang currently serves as the Company’s principal executive officer and chairman. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Director Qualifications

In evaluating director nominees, our Company considers the following factors:

• The appropriate size of the Board;

• Our needs with respect to the particular talents and experience of our directors;

• The knowledge, skills and experience of nominees;

• Experience with accounting rules and practices; and

• The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience. Other than the foregoing, there are no stated minimum criteria for director nominees. Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

• Mr. Chang has over 25 years of pharmaceutical and executive level experience. Mr. Chang also has experience in international banking, venture capital acquisition, finance, and organizational design and operations.

• Ms. Salvador has over 30 years of business and scientific research experience and psychopharmacology expertise.

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Family Relationships

None.

Code of Ethics

Effective as of July 1, 2014, our board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

• the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

• accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Rich Pharmaceuticals, Inc., at the address on the cover page of this Prospectus. A copy of our Code of Business Conduct and Ethics is incorporated herein by reference as Exhibit 14.1 to the annual report on Form 10-K filed with the SEC on July 15, 2014.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our current directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

				Stock	Option	Non-equity	Change in Pension Value and Non-Qual. Deferred Compens.	All Other
		Salary	Bonus	Awards	Awards	Incentive	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	Comp. ($)	($)	($)	($)
Ben Chang	2016	$0	—	—	$37,064	—	—	—	$37,064
	2015	$275,000	—	286,400	$90,400	—	—	—	$651,800

Chief Executive Officer/Chief Financial Officer/Director since July 18, 2013.

On March 30, 2017, the Company agreed to convert $300,000 of accrued salary owed to Mr. Chang into 3,000,0000,000 shares of restricted common stock.

Employment Agreements

The Company does not currently have an employment agreement with Mr. Chang.

Grants of Stock Awards

On April 6, 2015, Ben Chang, our Chief Executive Officer, was issued options to purchase 500,000 shares of Company common stock under the Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan, as amended. The options have an exercise price of $.01 per share; a term of 5 years; are immediately vested; and may be exercised by cashless exercise.

During the fiscal year ending March 31, 2015, Ben Chang, our Chief Executive Officer, was awarded options to purchase up to 30,000 shares of our Common Stock under our 2013 Plan, as amended. The options vested 100% on grant and provide for a right of cashless exercise. The exercise price of the options is $ 0.01 per share.

On March 30, 2017, Ben Chang, our Chief Executive Officer, was awarded options to purchase up to 100,000,000 shares of our Common Stock under our 2017 Equity Incentive Plan. The options vested 100% on grant and provide for a right of cashless exercise. The exercise price of the options is $ 0.0001 per share.

30

Option Exercises and Stock Vested

During the fiscal years ending March 31, 2016 and 2015, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

At March 31, 2016, Ben Chang had 579,479 options issued under the 2013 Plan, as amended, and Richard Salvador (former director) had 100,000 options issued under the 2013 Plan, as amended.

Compensation of Directors

During the fiscal year ending March 31, 2016, our one independent director did not receive any compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2017, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the class of stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on the number of shares of common stock outstanding totaling 4,831,924,310, and the number of shares of preferred stock outstanding totaling 6,000,000, adjusted individually to include all warrants held by such individual which are exercisable within 60 days of March 30, 2017 as shown below.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (2)	Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)
Directors and Executive Officers
Ben Chang, Chairman and President	3,003,141,199	(2)	60%	6,000,000	(3)	100%
Carole Salvador, Director	70,000,000(4)		*
All directors and officers as a group (2 person)	3,073,141,199	(5)	%	6,000,000	(3)	100%
5% or Greater Stockholders
Ben Chang, Chairman and President	3,003,141,199	(2)	60%	6,000,000	(3)	100%

* Less than 1 percent.

(1) Unless otherwise noted, the address is c/o Rich Pharmaceuticals, Inc., 9595 Wilshire Blvd, Suite 900, Beverly Hills, California 90212.

(2) Includes 100,560,002 options to purchase common stock which are vested as of March 30, 2017 and 2,751,328 shares of common stock held by Imagic,LLC which is beneficially owned by Ben Chang. Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership (which includes 100,560,002 options issued to Mr. Chang which are exercisable within 60 days of March 30, 2017) by 4,932,484,312, the total shares of common stock outstanding as of March 30, 2017 and 100,560,002 options exercisable within 60 days of March 30, 2017.

(3) The Preferred Stock has 1000 to 1 voting rights over shares of common stock.

(4) Includes 70,000,000 options to purchase common stock which are vested as of March 30, 2017.

(5) Includes 170,560,002 options to purchase common stock which are vested as of March 30, 2017 and 2,751,328 shares of common stock held by Imagic, LLC which is beneficially owned by Ben Chang. Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership (which includes 170,560,002 options issued to the beneficial holders which are exercisable within 60 days of March 30, 2017) by 5,002,484,312, the total shares of common stock outstanding as of March 30, 2017 and 170,560,002 options exercisable within 60 days of March 30, 2017.

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following includes a summary of any transaction occurring since April 1, 2015, or any proposed transaction, in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On October 6, 2014, 2014, the Company executed an Assignment Agreement (the “Assignment Agreement”) with Richard L. Chang Holding's, LLC (“Holdings LLC”) and Imagic LLC (“Imagic LLC”) pursuant to which Holdings LLC and Imagic LLC exercised the option under the Memorandum of Understanding and Asset Assignment Agreement dated July 26, 2013 to assign any and all interest it had in the indication, patents and intellectual property related to treatment of Hodgkin’s Lymphoma, utility patent application number 61998397, entitled COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF HODGKIN’S LYMPHOMA  pursuant to the terms of the Assignment Agreement. In connection with the Assignment Agreement, the Company issued 220,792,028 shares of the Company’s restricted common stock to Imagic LLC in accordance with the terms and subject to the conditions set forth in the Assignment. Imagic LLC is owned and controlled by Ben Chang. This issuance of shares was made in reliance on the exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the third party and the Company; and (f) the recipient of the securities was an accredited investor.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

Mr. Chang as an the sole officer, a director and beneficial owner of 60% of the outstanding common stock and 100% of the preferred stock would be considered a control person of the Company.

Director Independence

The Board has determined that neither of our directors is independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

32

SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution.” As of March 30, 2017, there are 4,831,924,310 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the selling stockholder,
•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and
•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Name	Shares of Common Stock Beneficially Owned prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned after Offering	Percent Ownership after Offering
GHS Capital Funding, LLC (2)	0	600,000,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
(2)	Includes 600,000,000 shares issuable to GHS pursuant to the GHS Investments, LLC. Matthew L. Schissler has voting control over GHS Investments, LLC.

33

PLAN OF DISTRIBUTION

On February 22, 2017, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Purchase Agreement, GHS committed to purchase up to $2,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 4.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest traded price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted. We initially reserved 600,000,000 shares of our common stock for issuance under the GHS Purchase Agreement. The GHS Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

In connection with the GHS Purchase Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Purchase Agreement within 30 days after the date of the GHS Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Purchase Agreement. The 600,000,000 shares to be registered herein represent 12.4% of the shares then issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 600,000,000 shares to be registered herein represent 32.8% of the shares issued and outstanding held by non-affiliates of the Company.

At an assumed purchase price of $.00008 (equal to 80% of the closing price of our common stock of $.0001 on March 30, 2017), we will be able to receive up to $48,000 in gross proceeds, assuming the sale of the entire 600,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 24,400,000,000 additional shares to obtain the balance of $1,952,000 under the GHS Purchase Agreement at an assumed purchase price of $.00008 per share. We are currently authorized to issue 40,000,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price in the even our share price decreases. GHS has agreed to refrain from holding an amount of shares which would result in GHS owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

34

Pursuant to the GHS Equity Purchase Agreement, the Company may enter into an agreement with a registered broker-dealer to act as a placement agent. The Company has no intention to engage a placement agent in connection with this registration statement, and has not had any discussions with any broker-dealers. Additionally, GHS does not have the right to require the Company to engage a placement agent, or pick the broker-dealer to act as placement agent. Furthermore, the engagement of a placement agent does not impact GHS’s obligation to provide the Company cash funds in connection with the delivery of a put notice.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. Notwithstanding the foregoing, if the Company decides to engage a placement agent in connection with this registration statement, then the Company shall be obligated to pay the fees connected to the placement agent. This may result in the Company receiving less than the expected total proceeds.

GHS intends to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

As described in more detail below under “Item 15. Recent Sales of Unregistered Securities”, the Company has also entered into convertible promissory notes with the selling stockholder.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, GHS is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed GHS that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised GHS of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the GHS Equity Purchase Agreement, GHS shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

35

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 40,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of March 30, 2017, 4,831,924,310 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

On July 18, 2013, the Company designated, from our 10,000,000 authorized shares of preferred stock, par value $0.001, 6,000,000 shares of Series “A” Preferred Stock. Our Series “A” Preferred Stock has voting rights of 1000 votes per share and votes with common shares as a single class.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

36

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by The Doney Law Firm.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement have been audited by KLJ & Associates, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is  www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

37

RICH PHARMACEUTICALS, INC.

FINANCIAL STATEMENTS

F-1	Condensed Balance Sheets (Unaudited) as of December 31, 2016 and March 31, 2016
F-2	Condensed Statements of Operations (Unaudited) for the three months ended December 31, 2016 and 2015
F-3	Condensed Statements of Cash Flows (Unaudited) for the three months ended December 31, 2016 and 2015
F-4	Notes to Condensed Financial Statements

F-22	Report of Independent Registered Public Accountant Firm
F-23	Balance Sheets as of March 31, 2016 and 2015
F-24	Statements of Operations for the years ended March 31, 2016 and 2015
F-25	Statements of Stockholders' Equity for the years ended March 31, 2016 and 2015
F-26	Statements of Cash Flows for the years ended March 31, 2016 and 2015
F-27	Notes to Financial Statements

38

RICH PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

	December 31, 2016	March 31, 2016
ASSETS
Current Assets
Cash and equivalents	$—	$—
Prepaid expenses	—	2,800
Total Current Assets	—	2,800
Property and equipment, net	2,437	3,731
TOTAL ASSETS	$2,437	$6,531
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Bank overdraft	$405	$2,948
Accounts payable	366,564	1,139,431
Accrued expenses	896,614	530,150
Due to related parties	49,593	76,913
Note payable	900,000	—
Convertible notes payable, net of debt discount	376,302	201,879
Derivative liabilities	618,060	446,912
Total Current Liabilities	3,207,538	2,398,233

Long-term Liabilities
Convertible notes payable, net of debt discount	—	—
Derivative liabilities	—	—
Total Long-term Liabilities	—	—
Total Liabilities	3,207,538	2,398,233

Stockholders’ Deficit
Preferred stock, $.001 par value, 10,000,000 shares authorized, 6,000,000 shares issued and outstanding, respectively	6,000	6,000
Common stock, $0.001 par value, 4,000,000,000 shares authorized, 1,307,401,310 and 216,364,262 shares issued and outstanding	1,307,401	216,364
Additional paid-in capital	5,670,271	6,589,374
Accumulated deficit	(10,188,773)	(9,203,440)
Total Stockholders’ Deficit	(3,205,101)	(2,391,702)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,437	$6,531

See accompanying notes to financial statements.

F-1

RICH PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended December 31, 2016	Three months ended December 31, 2015	Nine months ended December 31, 2016	Nine months ended December 31, 2015
REVENUES	$—	$—	$—	$—

OPERATING EXPENSES
Consulting expenses	10,325	4,300	26,400	10,300
Office expenses	24,612	30,361	94,658	76,255
Depreciation expense	431	206	1,293	443
Wages and taxes	95,955	100,326	287,911	283,119
Professional fees	57,525	105,339	145,926	197,623
Regulatory fees	(1,664)	1,510	7,865	18,759
Research and development	—	—	—	9,000
Stock-based compensation	—	35,348	—	227,740
Travel, meals and entertainment	21,632	21,205	43,035	35,797

TOTAL OPERATING EXPENSES	208,816	298,595	607,088	859,036

LOSS FROM OPERATIONS	(208,816)	(298,595)	(607,088)	(859,036)

OTHER INCOME (EXPENSE)
Amortization of debt discount	(33,006)	(134,975)	(105,366)	(405,963)
Change in value of derivative liability	(84,508)	(399,810)	83,946	(169,624)
Derivative expense	(170,250)	(47,469)	(170,250)	(382,713)
Interest expense	(43,715)	(19,872)	(186,189)	(40,127)
Interest expense – related party	(155)	(2)	(385)	(226)
	(331,634)	(602,128)	(378,244)	(998,653)

LOSS BEFORE PROVISION FOR INCOME TAXES	(540,450)	(900,723)	(985,332)	(1,857,689)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS	$(540,450)	$(900,723)	$(985,332)	$(1,857,689)
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.02)	$(0.00)	$(0.03)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	838,312,685	46,854,700	611,216,176	63,288,358

See accompanying notes to financial statements.

F-2

RICH PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended December 31, 2016	Nine months ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(985,332)	$(1,857,689)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	1,293	443
Amortization of debt discount	105,366	405,963
Change in value of derivative liability	(83,946)	169,624
Derivative expense	170,250	382,713
Interest converted into stock	9,584	—
Warrants issued for services	—	42,871
Stock-based compensation	—	198,128
Changes in operating assets and liabilities:
Decrease in prepaid expenses	2,800	7,578
Increase (decrease) in bank overdraft	(2,543)	—
Increase (decrease) in accounts payable	127,133	70,247
Increase in accrued expenses	366,464	237,110
Net Cash Used by Operating Activities	(288,931)	(343,012)

CASH FLOWS FROM INVESTING ACTIVITY:
Acquisition of assets	—	(1,054)
Net Cash Used by Investing Activities	—	(1,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans received (repaid) from/to related parties	(27,319)	64,011
Proceeds from sale of common stock and warrants	—	62,415
Proceeds from issuance of convertible notes payable	316,250	205,171
Net Cash Provided by Financing Activities	288,931	331,597

Net Increase (Decrease) in Cash and Cash Equivalents	—	(12,469)

Cash and cash equivalents, beginning of period	—	15,892
Cash and cash equivalents, end of period	$—	$3,423

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Stock deposits reclassified as common stock/warrants	$—	$—
Accounts payable converted into note payable	$900,000	$—
Common stock issued for accrued expenses	$—	$—
Original issue discounts recorded on notes payable	$—	$10,400
Debt discounts recorded on convertible notes payable	$147,632	$396,402
Acquisition of intangibles for stock	$—	$—
Debt/interest converted into common stock and contributed capital	$109,144	$454,077

See accompanying notes to financial statements.

F-3

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

On August 9, 2010 the Company was incorporated as Nepia Inc. in the State of Nevada. From August 9, 2010 to July 18, 2013, the Company was in the business of developing, manufacturing, and selling small boilers aimed at farmers primarily in Southeast Asia. Beginning on July 19, 2013, the Company acquired bio-pharmaceutical intellectual property for the treatment of acute myeloid leukemia (AML) and is entering into phase II human studies. The goal is to perfect this indication for marketing purposes for distribution world-wide. On August 26, 2013, as a consequence of our new business direction, the Company changed its name to Rich Pharmaceuticals, Inc. (“Rich” or “the Company”).

On July 18, 2013, the Company designated, from our 10,000,000 authorized shares of preferred stock, par value $0.001, 6,000,000 shares of Series “A” Preferred Stock. Our Series “A” Preferred Stock has voting rights of 100 votes per share and votes with common shares as a single class.

On July 18, 2013, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC and its principals to acquire certain assets including a US Patent entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and all related intellectual property associated with the patent. In consideration for the intellectual property the Company issued 827,670 common shares, and 6,000,000 Series “A” Preferred shares. The common and preferred shares were valued at $123,973. The Company further agreed to use its best efforts to complete a financing resulting in proceeds of at least $2,000,000. If the Company was unable to raise $400,000 according to the terms of the Assignment Agreement, the patent reverts back to Imagic, LLC and its principals. On January 17, 2014, the right of reversion was terminated in exchange for a payment of $20,000.

On July 19, 2013, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Sale Agreement”) with our prior officers and directors. Pursuant to the Sale Agreement, the Company transferred all assets and business operations associated with our boiler business in exchange for assumption of all obligations associated with that business and cancellation of loans amounting to $28,818. The cancellation of debt was recorded as additional paid-in capital. In consequence to the Sale Agreement two former officers sold 5,312,925 common shares held by them to our new officer/director. In turn, our new officer/director agreed to cancel 5,002,554 of those shares he received and returned them to treasury for retirement. Certain other shareholders also agreed to cancel 2,625,210 common shares.

On September 5, 2013, the Company increased the authorized common shares, par value $0.0010, from 900,000 shares to 375,030,000 shares. Correspondingly, the Company affirmed a forward split of 4.167 for 1 in which each shareholder was issued 4.167 common shares for each share held. All share and per share date included in these financial statements has been retrospectively adjusted to account for the stock split.

Effective February 11, 2016, the Company approved a reverse stock split of the common stock, par value $0.001 per share at a ratio of 1 for 100 of each share issued and outstanding on the effective date. These financial statements retroactively reflect the reverse stock split for all periods.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 2016 and March 31, 2016 the Company had $- and $-, respectively, of unrestricted cash.

F-4

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars. The Company has adopted a March 31 fiscal year end.

Certain information and note disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with a reading of the financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, as filed with the U.S. Securities and Exchange Commission.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets. The useful lives of the assets are as follows: Computer equipment, 3 years.

Long-Lived and Intangible Assets

The Company accounts for long-lived and intangible assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of March 31, 2014, the Company fully impaired their intangible assets to $0. During the year ended March 31, 2015, the Company acquired another intangible asset from a related party and valued it at the cost of the intangible to the related party totaling $82,120. As of March 31, 2015, the Company fully impaired their intangible assets to $0.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, amounts due to related parties, stock deposits, and a convertible note payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

F-5

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 1 – Observable inputs such as quoted prices in active markets;

Level 2 – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly;

Level 3 – Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company did not have any level 1 or level 3 financial instruments at December 31, 2016 or March 31, 2016. As of December 31, 2016, the derivative liabilities were considered a level 2 item; see Note 8.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Research and Development

The Company will charge research and development costs to expense when incurred. The research and development costs include payments made to unrelated third party vendors for their work on enhancements to existing technology, or research into new potentially patentable products or processes.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. On September 6, 2013, the Company approved the adoption of Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan (the "2013 Plan”). The 2013 Plan is intended to aid in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2013 Plan is administered by the board of directors. Directors, officers, employees and consultants and our affiliates are eligible to participate under the 2013 Plan. A total of 3,900,048 common shares have been reserved for awards under the 2013 Plan. During the year ended March 31, 2015, the Company granted 197,500 stock options to officers, directors, employees and consultants. During the period ended March 31, 2016, the Company granted 3,900,003 stock options to officers, directors, employees and consultants. The Company made the following modifications to the exercise prices of its options: January 12, 2015, the Company modified the exercise price on all outstanding stock options to $0.17; April 6, 2015, the Company modified the exercise price on all outstanding stock options to $0.08 per share; August 4, 2015, the Company modified the exercise price on all outstanding stock options to $0.01 per share.

F-6

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICNT ACCOUNTING POLICIES (CONTINUED)

Basic Loss Per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Recent Accounting Pronouncements

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment, recorded at cost, consisted of the following as of December 31, 2016 and March 31, 2016:

	December 31, 2016	March 31, 2016
Computer equipment & furniture	$5,160	$5,160
Less: accumulated depreciation	(2,723)	(1,429)
Property and equipment, net	$2,437	$3,731

The useful life of the computer equipment and furniture is 3 years.

Depreciation expense was $1,293 and $799 for the periods ended December 31, 2016 and March 31, 2016, respectively.

NOTE 3 – INTANGIBLE ASSETS

On July 18, 2013, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC and its principals to acquire certain assets including a US Patent entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and all related intellectual property associated with the patent. In consideration for the intellectual property the Company issued 827,670 common shares and 6,000,000 Series “A” Preferred Stock. These shares were valued at a total of $123,973. The Company has also paid additional funds to third parties to further the development of this asset and terminate the right of reversion totaling $45,000. The Company analyzed the assets at March 31, 2014 and determined that the value could not be supported and impaired the assets to $0.

On October 6, 2014, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC and its principals to acquire certain assets including a US Patent entitled “Compositions and methods of use of Phorbol Esters for the treatment of Hodgkin’s Lymphoma”, and all related intellectual property, inventions and trade secrets, data and clinical study results. In consideration for the intellectual property the Company issued 2,207,920 common shares. These shares were valued at a total of $7,904,355; however, since the asset was acquired from a related party the Company valued the asset at the cost of the asset to the related party, $82,120, and treated the excess value as a deemed dividend reducing additional paid in capital. The Company analyzed the assets at March 31, 2015 and determined that the value could not be supported and impaired the assets to $0.

F-7

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2016 and March 31, 2016:

	December 31, 2016	March 31, 2016
Wages and taxes	$799,711	$514,713
Accrued interest	96,903	15,437
Total accrued expenses	$896,614	$530,150

NOTE 5 – RELATED PARTY DEBT AND TRANSACTIONS

On July 19, 2013, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Sale Agreement”) with our prior officers and directors. Pursuant to the Sale Agreement, the Company transferred all assets and business operations associated with its boiler business in exchange for assumption of all obligations associated with that business and cancellation of loans amounting to $28,818. The cancellation of debt was recorded as additional paid-in capital.

During the year ended March 31, 2015 and 2014, the Company received loans from companies controlled by its new CEO or shareholders totaling $5,000 and $36,000, respectively. The loans are unsecured, non-interest bearing with no specific terms of repayment. The Company repaid all $41,000 of the loans during the year ended March 31, 2015.

Also during the year ended March 31, 2015, the Company received a $6,000 loan from a shareholder. During the period ended December 31, 2016 the Company received an additional $6,280 from this related party. The loan is unsecured and bears 8% interest. There is a total due of $12,280 as of December 31, 2016. Interest accrued on the note as of December 31, 2016 was $597. The Company is in default on the balance of this note.

During the period ending March 31, 2016, the Company received $28,200 in unsecured non-interest bearing loans from related parties and during the period ending December 31, 2016 received an additional $20,730, and has repaid $36,300 of these loans leaving a total due of $12,630 as of December 31, 2016. These loans are deemed to be short-term and are payable at the discretion of the Company.

On September 6, 2013, the Company entered into an Employment Agreement with our Chief Executive Officer, Chief Financial Officer, President and Secretary. The Employment Agreement provides for a term of two years; annual compensation of $275,000, a signing bonus of $68,750, and options to purchase up to 30,002 shares of common stock at an exercise price of $2.00 per share. The CEO earned $206,250 and $275,000 for the periods ended December 31, 2016 and March 31, 2016 (respectively) as a result of this agreement, these amounts contribute to the $600,112 and $395,630 of officer compensation which is included in accrued expenses, as of December 31, 2016 and March 31, 2016.

NOTE 6 – NOTE PAYABLE

On May 31, 2016, the Company issued a secured promissory note in the amount of $900,000. The note is due on August 1, 2017 and bears interest at 10% per annum. The loan replaced an account payable to a legal professional to cover past due amounts and penalties for non-payment. The note is guaranteed personally by two shareholders and collateralized by assets of the company and guarantors. Accrued interest was $52,767 as of December 31, 2016.

F-8

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE

On August 13, 2014, the Company issued a convertible note payable in the amount of $61,111 including an original issue discount of $5,500. The note has a one-time 12% interest charge and is due on August 14, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $61,111 of principal and $6,266 of interest into 1,403,700 shares of common stock leaving a remaining balance of $0. During the year ended March 31, 2016, the note holder converted $1,067 of interest into 177,836 shares of common stock leaving a remaining balance of accrued interest of $0 as of March 31, 2016.

On September 18, 2014, the Company issued a convertible note payable in the amount of $64,500 including an original issue discount of $5,500. The note bears a one-time 12% interest charge and is due on September 18, 2015. The loan becomes convertible immediately upon the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. However, if the market price during the 20 day trading period (mentioned above) is below $0.03, then the conversion factor will be reduced to 55%. During the year ended March 31, 2015, the note holder converted $10,000 of principal into 181,819 shares of common stock leaving a remaining balance of $54,500. During the period ending March 31, 2016 the note holder converted $54,500 in principal and $8,240 in accrued interest into 1,879,597 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On September 23, 2014, the Company issued a convertible note payable in the amount of $55,000. The note bears 8% interest and is due on June 23, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $25,200 of the principle into 700,000 common shares leaving a remaining balance of $29,800. During the period ending March 31, 2016 the note holder converted $29,800 in principal and $2,158 in accrued interest into 864,672 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On October 6, 2014, the Company issued a convertible promissory note in the amount of $33,000. The note is due on July 6, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $33,000 in principal and $1,320 in accrued interest into 780,000 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

F-9

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On November 6, 2014, the Company issued a convertible promissory note in the amount of $55,000. The note is due on May 6, 2015 and bears interest at 12% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 52.5% multiplied by lowest daily market price, for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $55,000 in principal and $3,553 in accrued interest into 2,813,634 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On November 25, 2014, the Company issued a convertible promissory note in the amount of $43,000. The note is due on August 28, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder assessed a default fee of $3,510 to increase the balance of the note and also converted $46,510 in principal into 5,290,270 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On December 16, 2014, the Company issued a convertible note payable in the amount of $33,333 including an original issue discount of $3,333. The note bears a one-time 12% interest charge and is due on December 16, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $33,333 in principal and $4000 in accrued interest into 5,047,167 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On January 9, 2015, the Company issued a convertible promissory note in the amount of $33,000. The note is due on October 13, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder assessed a default fee of $16,500 to increase the balance of the note and also converted $49,500 in principal and $1,320 in interest into 8,470,000 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

F-10

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On February 5, 2015, the Company issued a convertible promissory note in the amount of $54,000. The note is due on November 9, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $33,020 in principal into 12,393,030 shares of common stock, and incurred a default fee of $27,000 leaving a remaining balance of $47,980. Interest accrued on this note as of December 31, 2016 is $11,819. The Company is in default on the balance of this note.

On February 17, 2015, the Company issued a convertible note payable in the amount of $66,780 including an original issue discount of $6,780. The note bears 8% interest and is due on August 14, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $66,780 in principal and $3,148 in accrued interest into 8,854,031 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On February 25, 2015, the Company issued a convertible note payable in the amount of $27,778 including an original issue discount of $2,778. The note bears a one-time 12% interest charge and is due on February 25, 2017. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $27,778 in principal and $3,333 in accrued interest into 5,185,210 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On March 9, 2015, the Company issued a convertible note payable in the amount of $55,000. The note bears 8% interest and was originally due on December 9, 2015, with a revised due date of June 23, 2017. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $38,785 in principal and $5,135 in accrued interest into 57,733,852 shares of common stock. During the period ending June 30, 2016 the note holder converted $7,377 in principal and $422 in accrued interest into 46,484,586 shares of common stock leaving a remaining balance of $ 8,838. Accrued interest was $357 as of December 31, 2016.

On March 26, 2015, the Company issued a convertible note payable in the amount of $29,680 including an original issue discount of $1,680. The note bears 8% interest and is due on March 23, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) days prior to the conversion date. During the period ending March 31, 2016 the note holder converted $10,929 in principal into 15,924,728 shares of common stock leaving a remaining balance of $18,751. Accrued interest was $5,496 as of December 31, 2016. The Company is in default on the balance of this note.

F-11

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On March 2, 2015, the Company issued a convertible note payable in the amount of $58,300 including an original issue discount of $3,300. The note bears 8% interest and is due on August 14, 2015. The loan becomes convertible immediately at the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twenty-two (22) trading day period ending on the latest complete trading day prior to the conversion date. On March 2, 2015 the note holder converted $56,402 of the principle into 1,215,551 common shares leaving a remaining balance of $1,898. During the period ending March 31, 2016 the note holder converted $1,898 in principal and $20 in accrued interest into 53,000 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On May 5, 2015, the Company issued a convertible note payable in the amount of $68,900 including an original issue discount of $3,900. The note bears 8% interest and is due on May 5, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 42% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. . During the period ending March 31, 2016 the note holder converted $8,461 in principal and $566 in accrued interest into 18,135,267 shares of common stock. During the period ending December 31, 2016 the note holder converted $60,439 in principal and $6,839 in accrued interest into 891,020,080 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of December 31, 2016.

On May 6, 2015, the Company issued a convertible note payable in the amount of $10,500. The note bears 8% interest and is due on February 8, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the thirty (30) trading day period ending on the latest complete trading day prior to the conversion date. The Company incurred a default fee of $5,250, leaving a balance of $15,750 as of December 31, 2016. Interest accrued on this note as of December 31, 2016 is $5,150. The Company is in default on the balance of this note.

On May 27, 2015, the Company issued a convertible note payable in the amount of $16,500. The note bears 8% interest rate and is due on May 28, 2016. The loan becomes convertible on May 27, 2015, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $16,500 in principal and $344 in accrued interest into 2,591,323 shares of common stock leaving a remaining balance of $0. Interest accrued as of March 31, 2016 is $0.

On August 28, 2015, the Company issued a convertible note payable in the amount of $15,000. The note bears 8% interest and is due on August 28, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending September 30, 2016 the note holder converted $15,000 in principal and $939 in accrued interest into 87,032,383 shares of common stock leaving a remaining balance of $0.

F-12

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On September 4, 2015, the Company issued a convertible note payable in the amount of $19,000. The note bears 8% interest and is due on June 4, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the conversion date. The loan balance as of December 31, 2016 is $19,000, and interest accrued as of December 31, 2016 is $2,016.

On December 29, 2015, the Company issued a convertible note payable in the amount of $57,378. The note bears 8% interest rate and was originally due on December 30, 2016, with a revised due date of June 23, 2017. The loan becomes convertible on December 29, 2015, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $59,934 in principal and $1,222 in accrued interest into 35,927,887 shares of common stock, and incurred a default penalty of $4,165, leaving a remaining balance of $1,609. Interest accrued as of December 31, 2016 is $83. The Company is in default on the balance of this note.

On January 22, 2016, the Company issued a convertible note payable in the amount of $60,500. The note bears 10% interest and is due on October 22, 2016. The loan becomes convertible on January 22, 2016. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. Interest accrued as of December 31, 2016 is $5,702. The Company is in default on the balance of this note.

On February 25, 2016, the Company issued a convertible note payable in the amount of $27,500. The note bears 8% interest rate and is due on February 25, 2017. The loan becomes convertible on February 25, 2016, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date.. During the period ending December 31, 2016 the note holder converted $16,745 in principal and $1,380 in interest into 66,500,000 shares of common stock leaving a remaining balance of $10,755. Interest accrued as of December 31, 2016 is $434. This loan has an unamortized original issue discount of $212 as of the end of the period.

On March 24, 2016, the Company issued a convertible note payable in the amount of $7,500. The note bears 8% interest rate and is due on March 24, 2017. The loan becomes convertible on March 24, 2016, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. Interest accrued as of December 31, 2016 is $464.

F-13

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On May 25, 2016, the Company issued a convertible note payable in the amount of $30,000. The note bears 8% interest and is due on May 25, 2017. The loan becomes convertible 180 days after issuance or November 21, 2016. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. Interest accrued as of December 31, 2016 is $1,447.

On June 8, 2016, the Company issued an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250. The note bears interest at the rate of 8% and must be repaid on or June 8, 2017. The note and any accrued interest may be converted into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion. Interest accrued as of December 31, 2016 is $3,804.

On June 23, 2016, the Company issued an 8% Convertible Redeemable Promissory Note in the principal amount of $56,000. The note bears interest at the rate of 8% and must be repaid on or June 23, 2017. The note and any accrued interest may be converted by lender into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion. Interest accrued as of December 31, 2016 is $2,344.

On July 7, 2016, the Company issued an 8% Convertible Redeemable Promissory Note in the principal amount of $58,000. The note bears interest at the rate of 8% and must be repaid on or July 7, 2017. The note and any accrued interest may be converted by lender into shares of Company common stock, 180 days after issuance or January 3, 2017, at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion. Interest accrued as of December 31, 2016 is $2,172.

On October 20, 2016, the Company issued an 8% Convertible Redeemable Promissory Note in the principal amount of $32,000. The note bears interest at the rate of 8% and must be repaid on or October 20, 2017. The note and any accrued interest may be converted by lender into shares of Company common stock, 180 days after issuance or January 3, 2017, at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion. Interest accrued as of December 31, 2016 is $505.

On November 17, 2016, the Company issued an 8% Convertible Redeemable Promissory Note in the principal amount of $56,000. The note bears interest at the rate of 8% and must be repaid on or June 23, 2017. The note and any accrued interest may be converted by lender into shares of Company common stock, 180 days after issuance or January 3, 2017, at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion. Interest accrued as of December 31, 2016 is $2,344.

F-14

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 8 – DERIVATIVE LIABILITIES

In accordance with AC 815, the Company has bifurcated the conversion feature of their convertible notes and recorded a derivative liability on the date each note became convertible. The derivative liability was then revalued on each reporting date.

As detailed in Note 7 (above) the Company has issued several convertible notes in varying amounts and terms, with the following loans becoming convertible during the periods ending December 31, 2016 and March 31, 2016: $33,000 noted dated October 6, 2014; $55,000 note dated November 6, 2014; $43,000 note dated November 25, 2014; $33,000 note dated January 9, 2015; $54,000 note dated February 5, 2015; $66,780 note dated February 17, 2015;$58,300 note dated March 2, 2015; $55,000 note dated March 9, 2015; $29,680 note dated March 26, 2015; $68,900 note dated May 5, 2015; $10,500 note dated May 6, 2015; $16,500 note dated May 27, 2015; $15,000 note dated August 28, 2015; $19,000 note dated September 4, 2015; $55,000 note dated December 29, 2015; $60,500 note dated January 22, 2016; $27,500 note dated February 25, 2016; $7,500 note dated March 24, 2016; $30,000 note dated May 25, 2016; $84,250 note dated June 8, 2016; $56,000 note dated June 23, 2016.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as another income or expense item.  The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the above convertible debt.  During the period ended December 31, 2016, the Company recorded a total change in the fair market value of the derivative liabilities of $83,946.

The Company uses the Black-Scholes option pricing model to value the derivative liability upon the initial conversion date and at each reporting period.  Included in the model to value the derivative liabilities of the above loans are the following assumptions: stock price at valuation date of $0.0001, exercise price of $0.00005 - $0.00058, dividend yield of zero, years to maturity of 0.090410 – .728770, a risk free rate of 0.51% - 0.62%, and annualized volatility of 331% - 529%. The above loans were all discounted in full with the exception of the March 2, 2015 loan which had a debt discount of $46,370, the May 5, 2015 loan which had an initial debt discount of $41,222, and the May 27, 2015 loan which had an initial debt discount of $15,000. Based on the valuations on the initial valuation dates for the period ending December 31, 2016, the Company recognized debt discounts related to the conversion features totaling $105,366 and a derivative expense of $170,250 related to the excess value of the derivative liabilities. Once the loans are fully converted, the remaining derivative liability is reclassified to equity as additional paid-in capital. As of December 31, 2016, unamortized debt discount, including original issue discounts totaled $130,631. The derivative liabilities totaled $618,060 as of December 31, 2016, of which $- related to long-term debt.

NOTE 9 – EQUITY TRANSACTIONS

The Company has 4,000,000,000 common shares authorized with a par value of $ 0.001 per share.

The Company has 10,000,000 preferred shares authorized with a par value of $ 0.001 per share.

On July 18, 2013, the Company designated, from the 10,000,000 authorized shares of preferred stock, 6,000,000 shares of Series “A” Preferred Stock. The Series “A” Preferred Stock has voting rights of 100 votes per share and votes with common shares as a single class.

On July 18, 2013, the Company granted 6,000,000 Series “A” Preferred shares and 827,670 common shares for the intellectual property. The common and preferred shares were valued at a total of $123,973.

F-15

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

On July 19, 2013, our new officer/director agreed to cancel 5,002,554 common shares and returned them to treasury. Certain other shareholders also agreed to cancel 2,625,210 common shares.

On September 5, 2013, the Company increased the authorized common shares from 900,000 to 375,030,000. Correspondingly, the Company affirmed a forward split of 4.167 for 1 in which each shareholder was issued 4.167 common shares for each share held. All share and per share date included in these financial statements has been retrospectively adjusted to account for the stock split.

On October 29, 2013, the Company granted 2,500 units at $30.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $50.00 and a one year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On December 11, 2013, the Company granted 2,500 units at $30.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $50.00 and a one year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On June 9, 2015, the Company issued 900,000 units at $0.02 per unit. Each unit consisted of one common stock warrant with an exercise price of $0.02 and a five year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below

On December 15, 2015, the Company issued 4,000,000 units at $0.01 per unit. Each unit consisted of one common stock warrant with an exercise price of $0.01 and a five year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

The following is a summary of the inputs used to determine the value of the warrants issued in connection with common stock using the Black-Scholes option pricing model.

Date	June 9, 2015	Dec 15,2015
Warrants	900,000	4,000,000
Stock price on grant date	$0.02	$0.01
Exercise price	$0.02	$0.01
Expected life	5 year	5 year
Volatility	98%	98%
Risk-free rate	1.74%	1.71%
Calculated value	$13,259	$29,612
Fair value allocation of proceeds	$13,259	$29,612

The following is a summary of the warrant activity for the period March 31, 2016 to December 31, 2016:

	Number of warrants	Weighted average exercise price
Outstanding, March 31, 2016	4,930,666	$0.192
Granted		$ -
Exercised	-	-
Outstanding, December 31, 2016	4,930,666	$0.192

F-16

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

On April 22, 2015, the Company sold 100,381 shares of common stock for $5,405 in cash, which was paid directly to a vendor for accounts payable.

On June 25, 2015, the Company sold 1,542,455 shares of common stock for $10,797 in cash, of which $3,750 was paid directly to professionals in connection with the expenses of that sale, and $7,047 was retained by the Company.

On July 7, 2015, the Company sold 1,619,423 shares of common stock for $11,336 in cash, of which $3,750 was paid directly to a vendor for professional services.

On July 15, 2015, the Company sold 1,439,282 shares of common stock for $10,075 in cash.

On October 27, 2015, the Company sold 1,648,840 shares of common stock for $11,542 in cash.

During the periods ended December 31, 2016 and March 31, 2016, the Company received, as listed, conversion notices from various note holders. The Company issued the following common shares to satisfy the conversion of the following debt and interest:

Date	Debt/Interest Converted	Common Stock Issued	Price per Share
April 1, 2015	$16,650	411,111	$0.04050
April 6, 2015	$10,000	209,644	$0.04770
April 8, 2015	$15,309	453,561	$0.03375
April 8, 2015	$20,001	454,545	$0.04400
April 9, 2015	$14,320	325,455	$0.04400
April 14, 2015	$10,000	236,967	$0.04220
April 16, 2015	$1,918	53,000	$0.03619
April 21, 2015	$10,000	259,740	$0.03850
April 29, 2015	$15,000	389,610	$0.03850
May 4, 2015	$5,083	131,464	$0.03866
May 12, 2015	$28,456	903,380	$0.03150
May 20, 2015	$20,199	947,645	$0.02131
May 20, 015	$17,240	783,636	$0.02200
May 27, 2015	$13,568	701,801	$0.01933
May 29, 2015	$15,000	882,353	$0.01700
June 11, 2015	$9,897	942,609	$0.01050
June 16, 2015	$14,100	1,175,000	$0.01200
June 16, 2015	$13,565	1,130,417	$0.01200
June 22, 2015	$7,415	1,235,833	$0.00600
June 22, 2015	$14,384	2,479,924	$0.00580
June 23, 2015	$7,752	1,292,000	$0.00600
September 16, 2015	$7,974	1,772,033	$0.00450
September 28, 2015	$10,000	1,666,667	$0.00600
September 29, 2015	$10,620	1,770,000	$0.00600
October 7, 2015	$2,250	375,000	$0.00600
October 7, 2015	$8,400	1,400,000	$0.00600
October 19, 2015	$9,720	1,620,000	$0.00600
November 2, 2015	$4,424	1,966,124	$0.00225
November 23, 2015	$10,000	1,666,667	$0.00600
November 30, 2015	$16,844	2,591,323	$0.00650
December 9, 2015	$1,746	775,991	$0.00225
December 17, 2015	$5,332	919,319	$0.00580
December 28, 2015	$1,341	596,200	$0.00225
December 28, 2015	$17,700	2,950,000	$0.00600
December 28, 2015	$14,305	2,384,167	$0.00600
December 28, 2015	$14,963	2,579,916	$0.00580
December 29, 2015	$8,395	1,399,167	$0.00600
December 29, 2015	$7,670	1,278,333	$0.00600
December 30, 2015	$6,651	2,956,248	$0.00225
January 1, 2016	$28,500	4,384,615	$0.00650
January 4, 2016	$19,339	3,223,213	$0.00600
January 5, 2016	$8,107	3,603,227	$0.00225
January 6, 2016	$16,070	2,678,333	$0.00600
January 6, 2016	$16,597	2,861,607	$0.00580
February 16 ,2016	$1,424	4,220,400	$0.00034
February 17, 2016	$12,800	8,443,272	$0.00152
February 23, 2016	$4,640	4,218,182	$0.00110
February 23, 2016	$3,086	4,200,871	$0.00073
February 24, 2016	$1,492	4,419,970	$0.00034
February 25, 2016	$3,000	2,638,987	$0.00114
February 25, 2016	$4,640	4,218,182	$0.00110
March 1, 2016	$1,313	5,834,458	$0.00022
March 2, 2016	$4,600	5,831,643	$0.00079
March 2, 2016	$1,650	2,586,410	$0.00064
March 2, 2016	$9,332	11,650,000	$0.00080
March 7, 2016	$2,799	6,546,292	$0.00043
March 11, 2016	$1,924	4,147,500	$0.00046
March 14, 2016	$2,245	7,125,777	$0.00032
March 15, 2016	$3,329	7,454,098	$0.00045
March 15, 2016	$5,210	11,450,000	$0.00046
March 22, 2016	$2,419	8,957,888	$0.00027
March 22, 2016	$2,367	7,200,486	$0.00033
March 22, 2016	$5,315	11,682,000	$0.00046
March 28, 2016	$1,986	8,958,779	$0.00022
March 31, 2016 Total	$602,376	194,603,040

F-17

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

Date	Debt/Interest Converted	Common Stock Issued	Price per Share
April 1, 2016	$2,197	9,766,311	$0.000225
April 4, 2016	$4,847	17,250,000	$0.000281
April 7, 2016	$1,750	9,722,222	$0.000180
April 14, 2016	$4,158	19,250,000	$0.000216
April 15, 2016	$1,318	9,766,222	$0.000135
April 26, 2016	$1,705	12,629,776	$0.000135
May 4, 2016	$2,067	9,718,025	$0.000213
May 31, 2016	$ 828	4,600,055	$0.000180
June 2, 2016	$9,120	30,000,000	$0.000304
June 2, 2016	$4,401	29,340,333	$0.000150
June 14, 2016	$5,847	29,235,900	$0.000200
June 17,2016	$5,691	28,456,150	$0.000200
June 29, 2016	$6,580	21,270,355	$0.000309
August 23, 2016	$2,567	22,129,741	$0.000116
August 29, 2016	$2,570	22,156,120	$0.000116
September 6, 2016	$2,547	21,952,672	$0.000116
September 20, 2016	$2,443	25,267,655	$0.000097
September 26, 2016	$2,946	25,393,448	$0.000116
September 28, 2016	$2,947	25,403,448	$0.000116
September 30, 2016	$3,949	51,066,724	$0.000077
October 7, 2016	$3,381	58,291,551	$0.000058
October 14, 2016	$3,380	58,275,689	$0.000058
October 21, 2016	$3,385	58,355,689	$0.000058
October 26, 2016	$3,382	58,316,551	$0.000058
October 31, 2016	$5,037	86,837,068	$0.000058
November 7 , 2016	$5,015	86,472,931	$0.000058
November 22, 2016	$5,513	95,060,172	$0.000058
November 29, 2016	$5,515	95,092,931	$0.000058
December 6, 2016	$4,058	69,959,310	$0.000058
December 31, 2016 Total	$109,144	1,091,037,049

(2) Effective April 6, 2015, the Company approved the re-pricing of all 2,712,535 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $.08 per share and $0.17 per share, to $0.08 per share which was the closing price of the Company’s common stock on April 6, 2015. All of the other terms of the options remained unchanged. (3) Effective August 4, 2015, the Company approved the re-pricing of all 3,712,535 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $.08 per share and $0.02 per share, to $0.02 per share which was the closing price of the Company’s common stock on August 4, 2015. All of the other terms of the options remained unchanged. The Company revalued all existing options on January 12, 2015 and again on April 6, 2015, and again on August 4, 2015 using the Black-Scholes option pricing model using the initial terms of the options and the modified terms of the options. The difference in the valuations was recorded as additional expense. The re-pricing of the options resulted in the recognition of an additional $50,448 on January 9, 2015 and an additional $9,316 on April 6, 2015, and an additional $47,463 on August 4, 2015 in related stock based compensation expense for those periods.

F-18

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

On February 8, 2016, the Company approved a change in the authorized shares of common stock to 4,000,000,000 shares.

Effective February 11, 2016, the Company approved a reverse stock split of the common stock, par value $0.001 per share at a ratio of 1 for 100 of each share issued and outstanding on the effective date. These financial statements retroactively reflect the reverse stock split for all periods.

The Company accounts for employee stock-based compensation in accordance with the guidance of ASC Topic 718: Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option, whichever can be more clearly determined.

During the year ended March 31, 2014, the Company granted 475,033 stock options to officers, directors, employees and consultants. During the year ended March 31, 2015, the Company granted 197,500 stock options to officers, directors, employees and consultants. During the period ended March 31, 2016, the Company granted 3,900,003 stock options to officers, directors, employees and consultants The options have been re-priced twice as follows: (1) Effective January 12, 2015, the Company approved the re-pricing of all 672,533 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $1.91984 per share and $30.0 per share, to $0.17 per share which was the closing price of the Company’s common stock on January 9, 2015. All of the other terms of the options remained unchanged.

F-19

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

The following is a summary of the inputs used to determine the value of the options using the Black-Scholes option pricing model.

Date	April 6, 2015	June 9, 2015	December 15, 2015
Options	2,040,003	1,000,000	860,000
Stock price grant date	$0.08	$0.02	$0.01
Initial Exercise price	$0.08	$0.02	$0.01
Modified Exercise price	$0.01	$0.01	$0.01
Expected life	5.0	5.0	5.0
Volatility	99%	99%	84%
Risk-free rate	1.31%	1.74%	1.70%
Calculated value	$120,778	$14,838	$5,736
Modified value	$151,221	$16,347	$5,736

The following is a summary of the option activity for the period March 31, 2015 through December 31, 2016:

	Number of options	Weighted average exercise price
Outstanding, March 31, 2015	672,533	$0.01
Granted	3,900,003	$0.01
Exercised	-	-
Expired	-	-
Outstanding, December 31, 2016	4,572,536	$0.01

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company leases office space on a verbal month-to-month agreement. Monthly rent is approximately $2,800.

On July 8, 2016, the Company engaged a foreign based company to evaluate the safety and efficacy of RP-323 over a 27 month period. The contract stipulates a commitment of $193,255 with additional fees for pass-through expenses.

The inventor of the intellectual property which was assigned to Rich Pharmaceuticals, Inc. in July 2013 by Imagic, LLC and Richard L. Chang’s Holdings, LLC is presently in declaratory relief litigation with Biosuccess Biotech, Co. LTD. (“Biosuccess”), a company who was previously assigned licensing rights in the intellectual property. In connection with this litigation, on January 17, 2014, the Company received notice of a complaint filed by Biosuccess against the Company, Imagic, LLC, Richard L. Chang’s Holdings, LLC, and Ben Chang (our CEO and a director) in the United States District Court, Central District of California Western Division (the “District Court”). The Complaint includes allegations of patent and copyright infringement, misappropriation of trade secrets, breach of fiduciary duty, unfair competition and other causes of actions against the Company, Imagic, LLC, Richard L. Chang’s Holdings, LLC, and Ben Chang (the “Litigation”). The Complaint seeks relief which includes compensatory damages, attorneys’ fees and costs, an award of treble damages, and such other relief as the court may deem just and proper. As previously disclosed on January 4, 2016, the Litigation has been settled through a confidential mediation process supervised by the Federal Court and the Litigation has been dismissed with prejudice by the Federal Court. The Company incurred substantial fees in defending the litigation.

F-20

RICH PHARMACEUTICALS, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2016

NOTE 11 – LIQUIDITY AND GOING CONCERN

The Company has a working capital deficit, has not yet received revenues from sales of products or services, and has incurred losses since inception. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 12 – SUBSEQUENT EVENTS

On January 10, 2017, the Company converted $6,000 in principle and $301 in interest on a convertible note payable into 126,023,000 shares of common stock.

On January 5, 2017, the Company issued a Convertible Redeemable Promissory Note with possible funding up to the principal amount of $335,000. The first tranche of $80,000 to be received on January 5, 2017, with a subsequent tranche of $20,000 one week later, any additional tranches will be made at the time and in the amount that is the discretion of the investor. The note bears interest at the rate of 10% and must be repaid on or October 5, 2017. The note and any accrued interest may be converted by lender into shares of Company common stock, upon issuance, at a conversion price equal to 60% of the lowest trading price during the 10-day period prior to conversion.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Rich Pharmaceuticals, Inc.

Beverly Hills, California

We have audited the accompanying balance sheets of Rich Pharmaceuticals, Inc., as of March 31, 2016 and 2015 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended March 31, 2016 and 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rich Pharmaceuticals, Inc., as of March 31, 2016 and 2015, and the results of its operations and cash flows for the years ended March 31, 2016 and 2015, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Rich Pharmaceuticals, Inc. will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has incurred losses from operations, has limited working capital and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 11. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, Minnesota

August 22, 2016

F-22

RICH PHARMACEUTICALS, INC.

BALANCE SHEETS

AS OF MARCH 31, 2016 AND 2015

	March 31, 2016	March 31, 2015
ASSETS
Current Assets
Cash and equivalents	$—	$15,892
Prepaid expenses	2,800	7,578
Total Current Assets	2,800	23,470

Property and equipment, net	3,731	788
TOTAL ASSETS	$6,531	$24,258
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Bank overdraft	$2,948	$—
Accounts payable	1,139,431	910,272
Accrued expenses	530,150	200,891
Due to related parties	76,913	6,067
Convertible notes payable, net of debt discount	201,879	402,131
Derivative liabilities	446,912	139,983
Total Current Liabilities	2,398,233	1,659,344

Long-term Liabilities
Convertible notes payable, net of debt discount	—	6,080
Derivative liabilities	—	77,775
Total Long-term Liabilities	—	83,855
Total Liabilities	2,398,233	1,743,199

Stockholders’ Deficit
Preferred stock, $.001 par value, 10,000,000 shares authorized, 6,000,000 shares issued and outstanding, respectively	6,000	6,000
Common stock, $0.001 par value, 4,000,000,000 shares authorized, 216,364,262 and 15,410,840 shares issued and outstanding,	216,364	15,411
Additional paid-in capital	6,589,374	5,694,628
Accumulated deficit	(9,203,440)	(7,434,980)
Total Stockholders’ Deficit	(2,391,702)	(1,718,941)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,531	$24,258

See accompanying notes to financial statements.

F-23

RICH PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31, 2016 AND 2015

	Year ended March 31, 2016	Year ended March 31, 2015

REVENUES	$—	$—

OPERATING EXPENSES
Consulting expenses	16,000	200,925
Office expenses	110,600	97,821
Depreciation expense	799	473
Wages and taxes	383,937	727,458
Professional fees	267,778	1,339,623
Regulatory fees	29,356	52,496
Research and development	16,823	165,371
Stock-based compensation	240,999	866,128
Impairment of intangible asset	—	82,120
Travel, meals and entertainment	51,313	74,010
TOTAL OPERATING EXPENSES	1,117,605	3,606,425

LOSS FROM OPERATIONS	(1,117,605)	(3,606,425)

OTHER INCOME (EXPENSE)
Amortization of debt discount	(531,638)	(504,269)
Change in value of derivative liability	563,432	1,867,621
Derivative expense	(497,213)	(1,809,914)
Forgiveness of debt	—	6,009
Interest expense	(185,136)	(56,531)
Interest expense – related party	(300)	(67)
Loss on share issuance	—	(30,000)
	(650,855)	(527,151)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,768,460)	(4,133,576)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	$(1,768,460)	$(4,133,576)
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.02)	$(0.65)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	76,021,284	6,331,803

See accompanying notes to financial statements.

F-24

RICH PHARMACEUTICALS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 31, 2014 TO MARCH 31, 2016

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, March 31, 2014	6,000,000	$6,000	4,144,114	$4,144	$2,453,957	$(3,301,404)	$(837,303)

Stock issued for intangible assets	—	—	2,207,920	2,208	7,902,147	—	7,940,355

Deemed Dividend related to intangible assets	—	—	—	—	(7,822,235)	—	(7,822,235)

Stock options granted for services	—	—	—	—	815,680	—	815,680

Stock and warrants issued for cash	—	—	24,833	25	339,975	—	340,000

Stock issued for cash		—	799,619	800	219,200	—	220,000

Stock issued for stock deposits	—	—	14,690	15	147,035	—	147,050

Stock issued for services	—	—	16,000	160	795,890	—	796,050

Stock issued for debt conversion	—	—	8,059,664	8,059	491,627	—	499,686

Derivative liability closed to APIC	—	—	—	—	300,904	—	300,904

Stock option modification	—	—	—	—	50,448	—	50,448

Net loss for the year ended March 31, 2015	—	—	—	—	—	(4,133,576)	(4,133,576)

Balance, March 31, 2015	6,000,000	$6,000	15,410,840	15,411	$5,694,628	$(7,434,980)	$(1,718,941)

Stock options granted for services	—	—	—	—	141,349	—	141,349

Stock issued for cash	—	—	6,350,381	6,350	42,805	—	49,155

Warrants issued for services	—	—	—	—	42,871	—	42,871

Stock issued for debt conversion	—	—	194,603,041	194,603	407,771	—	602,374

Derivative liability closed to APIC	—	—	—	—	203,171	—	203,171

Stock option modification	—	—	—	—	56,779	—	56,779

Net loss for the year ended March 31, 2016	—	—	—	—	—	(1,768,460)	(1,768,460)

Balance, March 31, 2016	6,000,000	$6,000	216,364,262	$216,364	$6,589,374	$(9,203,440)	$(2,391,702)

See accompanying notes to financial statements.

F-25

RICH PHARMACEUTICALS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2016 AND 2015

	Year ended March 31, 2016	Year ended March 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(1,768,460)	$(4,133,576)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	799	473
Amortization of debt discount	531,638	504,269
Change in value of derivative liability	(563,432)	(1,867,621)
Derivative expense	497,213	1,809,914
Forgiveness of debt	—	(6,009)
Loss on share issuance	—	30,000
Impairment of intangible asset	—	82,120
Stock issued for services	—	796,050
Stock-based compensation	240,999	866,128
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	4,778	(6,017)
Increase in bank overdraft	2,948
Increase in accounts payable	229,159	729,600
Increase (decrease) in accrued expenses	329,259	(250,399)
Net Cash Used by Operating Activities	(495,099)	(1,445,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of assets	(3,741)	—
Net Cash Used by Investing Activities	(3,741)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans and interest received (repaid)	—	(29,933)
Loans received (repaid) from/to related parties	70,846	—
Proceeds from sale of common stock and warrants	49,156	560,000
Proceeds from issuance of convertible notes payable	362,947	918,506
Net Cash Provided by Financing Activities	482,948	1,448,573

Net Increase (Decrease) in Cash and Cash Equivalents	(15,892)	3,505

Cash and cash equivalents, beginning of period	15,892	12,387
Cash and cash equivalents, end of period	$—	$15,892

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Stock deposits reclassified as common stock and stock warrants	$—	$147,050
Original issue discounts recorded on notes payable	$12,900	$612,827
Debt discounts recorded on convertible notes payable	$498,544	$—
Acquisition of intangibles for stock	$—	$82,120
Debt/interest converted into common stock	$602,374	$499,686

See accompanying notes to financial statements.

F-26

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

On August 9, 2010 the Company was incorporated as Nepia Inc. in the State of Nevada. From August 9, 2010 to July 18, 2013, the Company was in the business of developing, manufacturing, and selling small boilers aimed at farmers primarily in Southeast Asia. Beginning on July 19, 2013, the Company acquired bio-pharmaceutical intellectual property for the treatment of acute myeloid leukemia (AML) and is entering into phase II human studies. The goal is to perfect this indication for marketing purposes for distribution world-wide. On August 26, 2013, as a consequence of our new business direction, the Company changed its name to Rich Pharmaceuticals, Inc. (“Rich” or “the Company”).

On July 18, 2013, the Company designated, from our 10,000,000 authorized shares of preferred stock, par value $0.001, 6,000,000 shares of Series “A” Preferred Stock. Our Series “A” Preferred Stock has voting rights of 100 votes per share and votes with common shares as a single class.

On July 18, 2013, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC and its principals to acquire certain assets including a US Patent entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and all related intellectual property associated with the patent. In consideration for the intellectual property the Company issued 827,670 common shares, and 6,000,000 Series “A” Preferred shares. The common and preferred shares were valued at $123,973. The Company further agreed to use its best efforts to complete a financing resulting in proceeds of at least $2,000,000. If the Company was unable to raise $400,000 according to the terms of the Assignment Agreement, the patent reverts back to Imagic, LLC and its principals. On January 17, 2014, the right of reversion was terminated in exchange for a payment of $20,000.

On July 19, 2013, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Sale Agreement”) with our prior officers and directors. Pursuant to the Sale Agreement, the Company transferred all assets and business operations associated with our boiler business in exchange for assumption of all obligations associated with that business and cancellation of loans amounting to $28,818. The cancellation of debt was recorded as additional paid-in capital. In consequence to the Sale Agreement two former officers sold 5,312,925 common shares held by them to our new officer/director. In turn, our new officer/director agreed to cancel 5,002,554 of those shares he received and returned them to treasury for retirement. Certain other shareholders also agreed to cancel 2,625,210 common shares.

On September 5, 2013, the Company increased the authorized common shares, par value $0.0010, from 900,000 shares to 375,030,000 shares. Correspondingly, the Company affirmed a forward split of 4.167 for 1 in which each shareholder was issued 4.167 common shares for each share held. All share and per share date included in these financial statements has been retrospectively adjusted to account for the stock split.

Effective February 11, 2016, the Company approved a reverse stock split of the common stock, par value $0.001 per share at a ratio of 1 for 100 of each share issued and outstanding on the effective date. These financial statements retroactively reflect the reverse stock split for all periods.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At March 31, 2016 and 2015 the Company had $0 and $15,892, respectively, of unrestricted cash.

F-27

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars. The Company has adopted a March 31 fiscal year end.

Certain information and note disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with a reading of the financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, as filed with the U.S. Securities and Exchange Commission.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets. The useful lives of the assets are as follows: Computer equipment, 3 years.

Long-Lived and Intangible Assets

The Company accounts for long-lived and intangible assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of March 31, 2014, the Company fully impaired their intangible assets to $0. During the year ended March 31, 2015, the Company acquired another intangible asset from a related party and valued it at the cost of the intangible to the related party totaling $82,120. As of March 31, 2015, the Company fully impaired their intangible assets to $0.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, amounts due to related parties, stock deposits, and a convertible note payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

F-28

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 1 – Observable inputs such as quoted prices in active markets;

Level 2 – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly;

Level 3 – Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company did not have any level 1 or level 3 financial instruments at March 31, 2016 or 2015. As of March 31, 2016, the derivative liabilities were considered a level 2 item; see Note 8.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Research and Development

The Company will charge research and development costs to expense when incurred. The research and development costs include payments made to unrelated third party vendors for their work on enhancements to existing technology, or research into new potentially patentable products or processes.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. On September 6, 2013, the Company approved the adoption of Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan (the "2013 Plan”). The 2013 Plan is intended to aid in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2013 Plan is administered by the board of directors. Directors, officers, employees and consultants and our affiliates are eligible to participate under the 2013 Plan. A total of 3,900,048 common shares have been reserved for awards under the 2013 Plan. During the year ended March 31, 2015, the Company granted 197,500 stock options to officers, directors, employees and consultants. During the period ended March 31, 2016, the Company granted 3,900,003 stock options to officers, directors, employees and consultants. The Company made the following modifications to the exercise prices of its options: January 12, 2015, the Company modified the exercise price on all outstanding stock options to $0.17; April 6, 2015, the Company modified the exercise price on all outstanding stock options to $0.08 per share; August 4, 2015, the Company modified the exercise price on all outstanding stock options to $0.01 per share.

F-29

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Loss Per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Recent Accounting Pronouncements

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment, recorded at cost, consisted of the following as of March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Computer equipment & furniture	$5,160	$1,419
Less: accumulated depreciation	(1,429)	(631)
Property and equipment, net	$3,731	$788

The useful life of the computer equipment and furniture is 3 years.

Depreciation expense was $799 and $473 for the years ended March 31, 2016 and 2015, respectively.

NOTE 3 – INTANGIBLE ASSETS

On July 18, 2013, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC and its principals to acquire certain assets including a US Patent entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and all related intellectual property associated with the patent. In consideration for the intellectual property the Company issued 827,670 common shares and 6,000,000 Series “A” Preferred Stock. These shares were valued at a total of $123,973. The Company has also paid additional funds to third parties to further the development of this asset and terminate the right of reversion totaling $45,000. The Company analyzed the assets at March 31, 2014 and determined that the value could not be supported and impaired the assets to $0.

On October 6, 2014, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC and its principals to acquire certain assets including a US Patent entitled “Compositions and methods of use of Phorbol Esters for the treatment of Hodgkin’s Lymphoma”, and all related intellectual property, inventions and trade secrets, data and clinical study results. In consideration for the intellectual property the Company issued 2,207,920 common shares. These shares were valued at a total of $7,904,355; however, since the asset was acquired from a related party the Company valued the asset at the cost of the asset to the related party, $82,120, and treated the excess value as a deemed dividend reducing additional paid in capital. The Company analyzed the assets at March 31, 2015 and determined that the value could not be supported and impaired the assets to $0.

F-30

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Wages and taxes	$514,713	$175,357
Accrued interest	15,437	25,534
Total accrued expenses	$530,150	$200,891

NOTE 5 – RELATED PARTY DEBT AND TRANSACTIONS

On July 19, 2013, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Sale Agreement”) with our prior officers and directors. Pursuant to the Sale Agreement, the Company transferred all assets and business operations associated with its boiler business in exchange for assumption of all obligations associated with that business and cancellation of loans amounting to $28,818. The cancellation of debt was recorded as additional paid-in capital.

During the year ended March 31, 2015 and 2014, the Company received loans from companies controlled by its new CEO or shareholders totaling $5,000 and $36,000, respectively. The loans are unsecured, non-interest bearing with no specific terms of repayment. The Company repaid all $41,000 of the loans during the year ended March 31, 2015.

Also during the year ended March 31, 2015, the Company received a $6,000 loan from a shareholder. The loan is unsecured and bears 8% interest. There is a total due of $6,000 as of March 31, 2016. Interest accrued on the 2015 note as of March 31, 2016 was $367. The Company is in default on the balance of this note.

During the period ending March 31, 2016, the Company received $46,900 in unsecured non-interest bearing loans from related parties, and has repaid $24,700 of these loans leaving a total due of $22,200 as of March 31, 2016. These loans are deemed to be short-term and are payable at the discretion of the Company.

On September 6, 2013, the Company entered into an Employment Agreement with our Chief Executive Officer, Chief Financial Officer, President and Secretary. The Employment Agreement provides for a term of two years; annual compensation of $275,000, a signing bonus of $68,750, and options to purchase up to 30,002 shares of common stock at an exercise price of $2.00 per share. The CEO earned $275,000 and $275,000 for the years ended March 31, 2016 and 2015 (respectively) as a result of this agreement, these amounts contribute to the $395,630 and $154,062 of officer compensation which is included in accrued expenses, as of March 31, 2016 and 2015.

NOTE 6 – STOCK DEPOSITS

The Company received deposits for future stock purchases during the year ended March 31, 2014 totaling $147,050. The Company signed subscription agreements with four investors on June 16, 2014 to grant 14,690 shares of common stock in exchange for the deposits. The remaining balance as of March 31, 2015 and 2016 is $0.

F-31

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 - CONVERTIBLE NOTES PAYABLE

On March 11, 2014, the Company issued a convertible promissory note in the amount of $37,500. The note is due on December 13, 2014 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $37,500 of principal and $1,500 of interest into 21,593 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2015.

On April 8, 2014, the Company issued a convertible note payable in the amount of $53,000. The note bears 8% interest and is due on January 14, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $53,000 of principal and $2,120 of interest into 60,890 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2015.

On May 21, 2014, the Company issued a convertible note payable in the amount of $42,500. The note bears 8% interest and is due on February 23, 2015. The note is currently in default. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $42,500 of principal and $1,700 of interest into 152,524 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2015.

On August 14, 2014, the Company issued a convertible note payable in the amount of $66,780 including an original issue discount of $3,380. The note bears 8% interest and is due on August 14, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $66,780 of principal and $2,850 of interest into 1,214,425 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2015.

On August 14, 2014, the Company issued a convertible note payable in the amount of $58,300 including an original issue discount of $3,300. The note bears 8% interest and is due on August 14, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twenty-two (22) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $58,300 of principal and $2,527 of interest into 1,310,912 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2015.

F-32

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On August 13, 2014, the Company issued a convertible note payable in the amount of $61,111 including an original issue discount of $5,500. The note has a one-time 12% interest charge and is due on August 14, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $61,111 of principal and $6,266 of interest into 1,403,700 shares of common stock leaving a remaining balance of $0. During the year ended March 31, 2016, the note holder converted $1,067 of interest into 177,836 shares of common stock leaving a remaining balance of accrued interest of $0.

On August 19, 2014, the Company issued a convertible note payable in the amount of $57,895 including an original issue discount of $2,895. The note bears 12% interest and is due on August 19, 2016. The loan becomes convertible immediately upon the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $57,895 of principal and $14,035 of interest (including a $10,000 penalty) into 1,798,250 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2015.

On September 18, 2014, the Company issued a convertible note payable in the amount of $64,500 including an original issue discount of $5,500. The note bears a one-time 12% interest charge and is due on September 18, 2015. The loan becomes convertible immediately upon the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. However, if the market price during the 20 day trading period (mentioned above) is below $0.03, then the conversion factor will be reduced to 55%. During the year ended March 31, 2015, the note holder converted $10,000 of principal into 181,819 shares of common stock leaving a remaining balance of $54,500. During the period ending March 31, 2016 the note holder converted $54,500 in principal and $8,240 in accrued interest into 1,879,597 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On September 23, 2014, the Company issued a convertible note payable in the amount of $55,000. The note bears 8% interest and is due on June 23, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended March 31, 2015, the note holder converted $25,200 of the principle into 700,000 common shares leaving a remaining balance of $29,800. During the period ending March 31, 2016 the note holder converted $29,800 in principal and $2,158 in accrued interest into 864,672 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

F-33

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On October 6, 2014, the Company issued a convertible promissory note in the amount of $33,000. The note is due on July 6, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $33,000 in principal and $1,320 in accrued interest into 780,000 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March31, 2016.

On November 6, 2014, the Company issued a convertible promissory note in the amount of $55,000. The note is due on May 6, 2015 and bears interest at 12% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 52.5% multiplied by lowest daily market price, for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $55,000 in principal and $3,553 in accrued interest into 2,813,634 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On November 25, 2014, the Company issued a convertible promissory note in the amount of $43,000. The note is due on August 28, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder assessed a default fee of $3,510 to increase the balance of the note and also converted $46,510 in principal into 5,290,270 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On December 16, 2014, the Company issued a convertible note payable in the amount of $33,333 including an original issue discount of $3,333. The note bears a one-time 12% interest charge and is due on December 16, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $33,333 in principal and $4000 in accrued interest into 5,047,167 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On January 9, 2015, the Company issued a convertible promissory note in the amount of $33,000. The note is due on October 13, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder assessed a default fee of $16,500 to increase the balance of the note and also converted $49,500 in principal and $1,320 in interest into 8,470,000 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

F-34

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On February 5, 2015, the Company issued a convertible promissory note in the amount of $54,000. The note is due on November 9, 2015 and bears interest at 8% per annum. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $33,020 in principal into 12,393,030 shares of common stock, and incurred a default fee of $27,000 leaving a remaining balance of $47,980. Interest accrued on this note as of March 31, 2016 is $4,738. The Company is in default on the balance of this note.

On February 17, 2015, the Company issued a convertible note payable in the amount of $66,780 including an original issue discount of $6,780. The note bears 8% interest and is due on August 14, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $66,780 in principal and $3,148 in accrued interest into 8,854,031 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On February 25, 2015, the Company issued a convertible note payable in the amount of $27,778 including an original issue discount of $2,778. The note bears a one-time 12% interest charge and is due on February 25, 2017. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 60% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $27,778 in principal and $3,333 in accrued interest into 5,185,210 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On March 9, 2015, the Company issued a convertible note payable in the amount of $55,000. The note bears 8% interest and is due on December 9, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $38,785 in principal and $5,135 in accrued interest into 57,733,852 shares of common stock leaving a remaining balance of $16,215. Interest accrued on this note for the period ended March 31, 2016 is $0. The Company is in default on the balance of this note.

On March 26, 2015, the Company issued a convertible note payable in the amount of $29,680 including an original issue discount of $1,680. The note bears 8% interest and is due on March 23, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $10,929 in principal into 15,924,728 shares of common stock leaving a remaining balance of $18,751. Interest accrued on this note as of March 31, 2016 is $2,577. The Company is in default on the balance of this note.

F-35

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On March 2, 2015, the Company issued a convertible note payable in the amount of $58,300 including an original issue discount of $3,300. The note bears 8% interest and is due on August 14, 2015. The loan becomes convertible immediately at the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twenty-two (22) trading day period ending on the latest complete trading day prior to the conversion date. On March 2, 2015 the note holder converted $56,402 of the principle into 1,215,551 common shares leaving a remaining balance of $1,898. During the period ending March 31, 2016 the note holder converted $1,898 in principal and $20 in accrued interest into 53,000 shares of common stock leaving a remaining balance of $0. Accrued interest was $0 as of March 31, 2016.

On May 5, 2015, the Company issued a convertible note payable in the amount of $68,900 including an original issue discount of $3,900. The note bears 8% interest and is due on May 5, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 42% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. . During the period ending March 31, 2016 the note holder converted $8,461 in principal and $566 in accrued interest into 18,135,267 shares of common stock leaving a remaining balance of $60,439. Accrued interest was $4,387 as of March 31, 2016. This loan has an unamortized original issue discount of $325 as of the end of the period.

On May 6, 2015, the Company issued a convertible note payable in the amount of $10,500. The note bears 8% interest and is due on February 8, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the thirty (30) trading day period ending on the latest complete trading day prior to the conversion date. The Company incurred a default fee of $5,250, leaving a balance of $15,750 as of March 31, 2016. Interest accrued on this note as of March 31, 2016 is $819. The Company is in default on the balance of this note.

On May 27, 2015, the Company issued a convertible note payable in the amount of $16,500. The note bears 8% interest rate and is due on May 28, 2016. The loan becomes convertible on May 27, 2015, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $16,500 in principal and $344 in accrued interest into 2,591,323 shares of common stock leaving a remaining balance of $0. Interest accrued as of March 31, 2016 is $0.

On August 28, 2015, the Company issued a convertible note payable in the amount of $15,000. The note bears 8% interest and is due on August 28, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The loan balance as of March 31, 2016 is $15,000, and interest accrued on this note as of ended March 31, 2016 is $710.

F-36

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

On September 4, 2015, the Company issued a convertible note payable in the amount of $19,000. The note bears 8% interest and is due on June 4, 2016. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the conversion date. The loan balance as of March 31, 2016 is $19,000, and interest accrued as of March 31, 2016 is $870.

On December 29, 2015, the Company issued a convertible note payable in the amount of $57,378. The note bears 8% interest rate and is due on December 30, 2016. The loan becomes convertible on December 29, 2015, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $59,934 in principal and $1,222 in accrued interest into 35,927,887 shares of common stock, and incurred a default penalty of $4,165, leaving a remaining balance of $1,609. Interest accrued as of March 31, 2016 is $0.

On January 22, 2016, the Company issued a convertible note payable in the amount of $60,500. The note bears 10% interest and is due on October 22, 2016. The loan becomes convertible on January 22, 2016. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the average of the lowest two (2) trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. Interest accrued as of March 31, 2016 is $1,144.

On February 25, 2016, the Company issued a convertible note payable in the amount of $27,500. The note bears 8% interest rate and is due on February 25, 2017. The loan becomes convertible on February 25, 2016, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. During the period ending March 31, 2016 the note holder converted $5,315 in principal into 11,682,000 shares of common stock leaving a remaining balance of $27,500. Interest accrued as of March 31, 2016 is $191. This loan has an unamortized original issue discount of $2,084 as of the end of the period.

On March 24, 2016, the Company issued a convertible note payable in the amount of $7,500. The note bears 8% interest rate and is due on March 24, 2017. The loan becomes convertible on March 24, 2016, the issue date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 65% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the twelve (12) trading day period ending on the latest complete trading day prior to the conversion date. Interest accrued as of March 31, 2016 is $2.

F-37

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 8 – DERIVATIVE LIABILITIES

In accordance with AC 815, the Company has bifurcated the conversion feature of their convertible notes and recorded a derivative liability on the date each note became convertible. The derivative liability was then revalued on each reporting date.

As detailed in Note 7 (above) the Company has issued several convertible notes in varying amounts and terms, with the following loans becoming convertible during the years ending March 31, 2015 and 2016: $37,500 note dated March 11, 2014; $53,000 note dated April 8, 2014; $42,500 note dated May 21, 2014; $55,000 note dated September 23, 2014; $66,780 note dated August 14, 2014; $58,300 note dated August 14, 2014; $64,500 note dated September 18, 2014; $58,300 note dated March 2, 2015; $61,111 note dated August 13, 2014; $57,895 note dated August 19, 2014; $33,333 note dated December 16, 2014; $27,778 note dated February 25, 2015; $33,000 noted dated October 6, 2014; $55,000 note dated November 6, 2014; $43,000 note dated November 25, 2014; $68,900 note dated May 5, 2015; $16,500 note dated May 27, 2015; $10,500 note dated May 6, 2015; $15,000 note dated August 28, 2015; $19,000 note dated September 4, 2015; $55,000 note dated December 29, 2015; $60,500 note dated January 22, 2016; $27,500 note dated February 25, 2016; and $7,500 note dated March 24, 2016.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as another income or expense item.  The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the above convertible debt.  During the period ended March 31, 2016, the Company recorded a total change in the fair market value of the derivative liabilities of $563,432.

The Company uses the Black-Scholes option pricing model to value the derivative liability upon the initial conversion date and at each reporting period.  Included in the model to value the derivative liabilities of the above loans are the following assumptions: stock price at valuation date of $0.0006, exercise price of $0.000055 - $0.000582, dividend yield of zero, years to maturity of 0.0986 – .9808, a risk free rate of 0.21% - 0.59%, and annualized volatility of 297% - 489%. The above loans were all discounted in full with the exception of the March 2, 2015 loan which had a debt discount of $46,370, the May 5, 2015 loan which had an initial debt discount of $41,222, and the May 27, 2015 loan which had an initial debt discount of $15,000. Based on the valuations on the initial valuation dates, the Company recognized debt discounts related to the conversion features totaling $531,638 and a derivative expense of $497,213 related to the excess value of the derivative liabilities. Once the loans are fully converted, the remaining derivative liability is reclassified to equity as additional paid-in capital. As of March 31, 2016, unamortized debt discount, including original issue discounts totaled $88,365. The derivative liabilities totaled $446,912 as of March 31, 2016, of which $0 related to long-term debt.

NOTE 9 – EQUITY TRANSACTIONS

The Company has 4,000,000,000 common shares authorized with a par value of $ 0.001 per share.

The Company has 10,000,000 preferred shares authorized with a par value of $ 0.001 per share.

On July 18, 2013, the Company designated, from the 10,000,000 authorized shares of preferred stock, 6,000,000 shares of Series “A” Preferred Stock. The Series “A” Preferred Stock has voting rights of 100 votes per share and votes with common shares as a single class.

F-38

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

On July 18, 2013, the Company granted 6,000,000 Series “A” Preferred shares and 827,670 common shares for the intellectual property. The common and preferred shares were valued at a total of $123,973.

On July 19, 2013, our new officer/director agreed to cancel 5,002,554 common shares and returned them to treasury. Certain other shareholders also agreed to cancel 2,625,210 common shares.

On September 5, 2013, the Company increased the authorized common shares from 900,000 to 375,030,000. Correspondingly, the Company affirmed a forward split of 4.167 for 1 in which each shareholder was issued 4.167 common shares for each share held. All share and per share date included in these financial statements has been retrospectively adjusted to account for the stock split.

On October 29, 2013, the Company granted 2,500 units at $30.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $50.00 and a one year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On December 11, 2013, the Company granted 2,500 units at $30.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $50.00 and a one year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On March 10, 2014, the Company issued 833 units at $30.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $50.00 and a one year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

The following is a summary of the inputs used to determine the value of the warrants issued in connection with common stock using the Black-Scholes option pricing model.

Date	October 29, 2013	December 11, 2013	March 10, 2014
Warrants	2,500	2,500	833
Stock price on grant date	$30.00	$2.00	$2.00
Exercise price	$50.00	$50.00	$50.00
Expected life	1 year	1 year	1 year
Volatility	147%	64%	65%
Risk-free rate	0.12%	0.11%	0.13%
Calculated value	$10,473	$0	$0
Fair value allocation of proceeds	$7,381	$0	$0

On April 4, 2014, the Company issued 833 units at $30.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $50.00 and a one year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On April 24, 2014, the Company issued 10,000 units at $25.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $35.00 and a three year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

F-39

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

On July 10, 2014, the Company issued 7,000 units at $4.30 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $15.00 and a three year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On July 29, 2014, the Company issued 7,000 units at $5.00 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $15.00 and a three year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On June 9, 2015, the Company issued 900,000 units at $0.02 per unit. Each unit consisted of one common stock warrant with an exercise price of $0.02 and a five year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

On December 15, 2015, the Company issued 4,000,000 units at $0.01 per unit. Each unit consisted of one common stock warrant with an exercise price of $0.01 and a five year term. The value of the warrants was derived by using the Black-Scholes valuation model. A summary of the valuation inputs is below.

The following is a summary of the inputs used to determine the value of the warrants issued in connection with common stock using the Black-Scholes option pricing model.

Date	April 4, 2014	April 24, 2014	July 10, 2014	July 29, 2014	June 9, 2015	Dec 15,2015
Warrants	833	10,000	7,000	7,000	900,000	4,000,000
Stock price on grant date	$19.90	$25.20	$3.70	$3.70	$0.02	$0.01
Exercise price	$50.00	$35.00	$15.00	$15.00	$0.02	$0.01
Expected life	1 year	3 year	3 year	3 year	5 year	5 year
Volatility	113%	76%	119%	119%	98%	98%
Risk-free rate	0.12%	0.84%	0.96%	0.98%	1.74%	1.71%
Calculated value	$3,181	$104,416	$12,130	$12,102	$13,259	$29,612
Fair value allocation of proceeds	$2,822	$73,653	$8,637	$8,992	$13,259	$29,612

The following is a summary of the warrant activity for the period from April 1, 2013 to March 31, 2016:

	Number of warrants	Weighted average exercise price
Outstanding, March 31, 2014	5,833	$50.00
Granted	24,833	$24.00
Exercised	-	-
Outstanding, March 31, 2015	30,666	$29.00
Granted	4,900,000	$0.012
Exercised	-	-
Outstanding, March 31, 2016	4,930,666	$0.192

On May 7, 2014, the Company granted 25,000 shares to a consultant for prior services rendered. The Company had accrued $300,000 for these services as of March 31, 2014.

On June 16, 2014, the Company issued 14,690 shares of common stock for stock deposits of $147,050. The Company had received the deposits during the year ended March 31, 2014.

F-40

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

On July 1, 2014, the Company granted 10,000 shares to a professional for prior legal services rendered. The Company had accrued $30,000 for these services as of June 30, 2014. The shares were valued on the grant date at the fair market value of $60,000 resulting in a loss on the issuance of shares of $30,000.

On October 6, 2014, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Imagic, LLC, a related party, and its principals to acquire certain assets including a US Patent entitled “Compositions and methods of use of Phorbol Esters for the treatment of Hodgkin’s Lymphoma”, and all related intellectual property, inventions and trade secrets, data and clinical study results. In consideration for the intellectual property the Company issued 2,207,920 common shares. These shares were valued at a total of $7,904,355; however, since the asset was acquired from a related party the Company valued the asset at the cost of the asset to the related party, $82,120, and treated the excess value of $7,822,235 as a deemed dividend reducing additional paid in capital.

Also on October 6, 2014, the Board of Directors approved the issuance of 80,000 shares of common stock to the CEO and 40,000 shares of common stock to the Company’s attorney as bonuses. The shares were valued based on the closing stock price on the grant date for a total value of $429,600.

On November 19, 2014, the Company entered into an agreement with an unrelated vendor to provide six months of consulting services in exchange for 5,000 shares of common stock. The shares were valued based on the closing stock price on the grant date for a total value of $6,450. The entire contract was expensed as of March 31, 2015.

On August 13, 2014, the Company entered into an investment agreement with an investor to invest up to $4,000,000 to purchase the Company’s common stock. The price per share for each investment is determined by the lesser of: (1) 65% of the lowest traded price of the Company’s common stock during the ten consecutive trading days prior to the drawdown notice date or (2) 65% of the closing bid price on the day before the drawdown notice is submitted. During the year ended March 31, 2015, the Company issued 799,619 shares of common stock to this investor for total proceeds of $220,000.

On April 22, 2015, the Company sold 100,381 shares of common stock for $5,405 in cash, which was paid directly to a vendor for accounts payable.

On June 25, 2015, the Company sold 1,542,455 shares of common stock for $10,797 in cash, of which $3,750 was paid directly to professionals in connection with the expenses of that sale, and $7,047 was retained by the Company.

On July 7, 2015, the Company sold 1,619,423 shares of common stock for $11,336 in cash, of which $3,750 was paid directly to a vendor for professional services.

On July 15, 2015, the Company sold 1,439,282 shares of common stock for $10,075 in cash.

On October 27, 2015, the Company sold 1,648,840 shares of common stock for $11,542 in cash.

F-41

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

During the years ended March 31, 2016 and, 2015, the Company received, as listed, conversion notices from various note holders. The Company issued the following common shares to satisfy the conversion of the following debt and interest:

Date	Debt/Interest Converted	Common Stock Issued	Price per Share
September 22, 2014	$12,000	5,505	$2.18
October 1, 2014	$12,000	6,487	$1.85
October 8, 2014	$9,000	5,056	$1.78
October 16, 2014	$6,000	4,546	$1.32
October 29, 2014	$15,000	12,500	$1.20
November 3, 2014	$10,000	8,197	$1.22
November 7, 2014	$12,000	11,881	$1.01
November 19, 2014	$18,120	28,312	$0.64
December 8, 2014	$15,000	34,884	$0.43
December 15, 2014	$12,000	42,857	$0.28
December 26, 2014	$17,200	74,783	$0.23
February 11, 2015	$29,900	747,500	$0.04
February 12, 2015	$17,333	373,561	$0.046
February 13, 2015	$17,894	372,800	$0.048
February 15, 2015	$35,730	739,243	$0.048
February 17, 2015	$17,003	366,440	$0.046
February 23, 2015	$20,603	470,900	$0.044
February 23, 2015	$17,003	366,440	$0.046
February 24, 2015	$9,488	204,473	$0.046
February 26, 2015	$42,030	1,050,750	$0.040
February 27, 2015	$26,880	560,000	$0.048
March 2, 2015	$56,402	1,215,551	$0.046
March 9, 2015	$33,900	475,182	$0.071
March 10, 2015	$25,200	700,000	$0.036
March 20, 2015	$10,000	181,818	$0.006
March 31, 2015 Total	$498,686	8,059,666

On February 8, 2016, the Company approved a change in the authorized shares of common stock to 375,030,000 shares.

Effective February 11, 2016, the Company approved a reverse stock split of the common stock, par value $0.001 per share at a ratio of 1 for 100 of each share issued and outstanding on the effective date. These financial statements retroactively reflect the reverse stock split for all periods.

F-42

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

Date	Debt/Interest Converted	Common Stock Issued	Price per Share
April 1, 2015	$16,650	411,111	$0.04050
April 6, 2015	$10,000	209,644	$0.04770
April 8, 2015	$15,309	453,561	$0.03375
April 8, 2015	$20,001	454,545	$0.04400
April 9, 2015	$14,320	325,455	$0.04400
April 14, 2015	$10,000	236,967	$0.04220
April 16, 2015	$1,918	53,000	$0.03619
April 21, 2015	$10,000	259,740	$0.03850
April 29, 2015	$15,000	389,610	$0.03850
May 4, 2015	$5,083	131,464	$0.03866
May 12, 2015	$28,456	903,380	$0.03150
May 20, 2015	$20,199	947,645	$0.02131
May 20, 015	$17,240	783,636	$0.02200
May 27, 2015	$13,568	701,801	$0.01933
May 29, 2015	$15,000	882,353	$0.01700
June 11, 2015	$9,897	942,609	$0.01050
June 16, 2015	$14,100	1,175,000	$0.01200
June 16, 2015	$13,565	1,130,417	$0.01200
June 22, 2015	$7,415	1,235,833	$0.00600
June 22, 2015	$14,384	2,479,924	$0.00580
June 23, 2015	$7,752	1,292,000	$0.00600
September 16, 2015	$7,974	1,772,033	$0.00450
September 28, 2015	$10,000	1,666,667	$0.00600
September 29, 2015	$10,620	1,770,000	$0.00600
October 7, 2015	$2,250	375,000	$0.00600
October 7, 2015	$8,400	1,400,000	$0.00600
October 19, 2015	$9,720	1,620,000	$0.00600
November 2, 2015	$4,424	1,966,124	$0.00225
November 23, 2015	$10,000	1,666,667	$0.00600
November 30, 2015	$16,844	2,591,323	$0.00650
December 9, 2015	$1,746	775,991	$0.00225
December 17, 2015	$5,332	919,319	$0.00580
December 28, 2015	$1,341	596,200	$0.00225
December 28, 2015	$17,700	2,950,000	$0.00600
December 28, 2015	$14,305	2,384,167	$0.00600
December 28, 2015	$14,963	2,579,916	$0.00580
December 29, 2015	$8,395	1,399,167	$0.00600
December 29, 2015	$7,670	1,278,333	$0.00600
December 30, 2015	$6,651	2,956,248	$0.00225
January 1, 2016	$28,500	4,384,615	$0.00650
January 4, 2016	$19,339	3,223,213	$0.00600
January 5, 2016	$8,107	3,603,227	$0.00225
January 6, 2016	$16,070	2,678,333	$0.00600
January 6, 2016	$16,597	2,861,607	$0.00580
February 16 ,2016	$1,424	4,220,400	$0.00034
February 17, 2016	$12,800	8,443,272	$0.00152
February 23, 2016	$4,640	4,218,182	$0.00110
February 23, 2016	$3,086	4,200,871	$0.00073
February 24, 2016	$1,492	4,419,970	$0.00034
February 25, 2016	$3,000	2,638,987	$0.00114
February 25, 2016	$4,640	4,218,182	$0.00110
March 1, 2016	$1,313	5,834,458	$0.00022
March 2, 2016	$4,600	5,831,643	$0.00079
March 2, 2016	$1,650	2,586,410	$0.00064
March 2, 2016	$9,332	11,650,000	$0.00080
March 7, 2016	$2,799	6,546,292	$0.00043
March 11, 2016	$1,924	4,147,500	$0.00046
March 14, 2016	$2,245	7,125,777	$0.00032
March 15, 2016	$3,329	7,454,098	$0.00045
March 15, 2016	$5,210	11,450,000	$0.00046
March 22, 2016	$2,419	8,957,888	$0.00027
March 22, 2016	$2,367	7,200,486	$0.00033
March 22, 2016	$5,315	11,682,000	$0.00046
March 28, 2016	$1,986	8,958,779	$0.00022
March 31, 2016 Total	$602,376	194,603,040

The Company accounts for employee stock-based compensation in accordance with the guidance of ASC Topic 718: Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

F-43

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option, whichever can be more clearly determined.

During the year ended March 31, 2014, the Company granted 475,033 stock options to officers, directors, employees and consultants. During the year ended March 31, 2015, the Company granted 197,500 stock options to officers, directors, employees and consultants. During the period ended March 31, 2016, the Company granted 3,900,003 stock options to officers, directors, employees and consultants The options have been re-priced twice as follows: (1) Effective January 12, 2015, the Company approved the re-pricing of all 672,533 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $1.91984 per share and $30.0 per share, to $0.17 per share which was the closing price of the Company’s common stock on January 9, 2015. All of the other terms of the options remained unchanged. (2) Effective April 6, 2015, the Company approved the re-pricing of all 2,712,535 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $.08 per share and $0.17 per share, to $0.08 per share which was the closing price of the Company’s common stock on April 6, 2015. All of the other terms of the options remained unchanged. (3) Effective August 4, 2015, the Company approved the re-pricing of all 3,712,535 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $.08 per share and $0.02 per share, to $0.02 per share which was the closing price of the Company’s common stock on August 4, 2015. All of the other terms of the options remained unchanged. The Company revalued all existing options on January 12, 2015 and again on April 6, 2015, and again on August 4, 2015 using the Black-Scholes option pricing model using the initial terms of the options and the modified terms of the options. The difference in the valuations was recorded as additional expense. The re-pricing of the options resulted in the recognition of an additional $50,448 on January 9, 2015 and an additional $9,316 on April 6, 2015, and an additional $47,463 on August 4, 2015 in related stock based compensation expense for those periods.

The following is a summary of the inputs used to determine the value of the options using the Black-Scholes option pricing model.

Date	May 7, 2014	July 23, 2014	October 6, 2014	April 6, 2015	June 9, 2015	December 15, 2015
Options	35,000	7,500	155,000	2,040,003	1,000,000	860,000
Stock price grant date	$12.00	$6.90	$3.58	$0.08	$0.02	$0.01
Initial Exercise price	$12.00	$6.90	$1.91984	$0.08	$0.02	$0.01
Modified Exercise price	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01
Expected life	10.00	10.00	5.0	5.0	5.0	5.0
Volatility	73%	88%	101%	99%	99%	84%
Risk-free rate	2.56%	2.53%	1.04%	1.31%	1.74%	1.70%
Calculated value	$315,772	$45,109	$454,798	$120,778	$14,838	$5,736
Modified value	$7,164	$1,537	$31,408	$151,221	$16,347	$5,736

F-44

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 – EQUITY TRANSACTIONS (CONTINUED)

The following is a summary of the option activity for the period April 1, 2013 through March 31, 2016:

	Number of options	Weighted average exercise price
Outstanding, March 31, 2014	475,033	$0.01
Granted	197,500	$0.01
Exercised	-	-
Expired	-	-
Outstanding, March 31, 2015	672,533	$0.01
Granted	3,900,003	$0.01
Exercised	-	-
Expired	-	-
Outstanding, March 31, 2016	4,572,536	$0.01

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company leases office space on a verbal month-to-month agreement. Monthly rent is approximately $2,800.

The inventor of the intellectual property which was assigned to the Company in July 2013 by Imagic, LLC and Richard L. Chang’s Holdings, LLC is presently in declaratory relief litigation with Biosuccess Biotech, Co. LTD. (“Biosuccess”), a company who was previously assigned licensing rights in the intellectual property. In connection with this litigation, on January 17, 2014, the Company received notice of a complaint filed by Biosuccess against the Company, Imagic, LLC, Richard L. Chang’s Holdings, LLC, and Ben Chang (our CEO and a director) in the United States District Court, Central District of California Western Division (the “District Court”). The Complaint includes allegations of patent and copyright infringement, misappropriation of trade secrets, breach of fiduciary duty, unfair competition and other causes of actions against the Company, Imagic, LLC, Richard L. Chang’s Holdings, LLC, and Ben Chang (the “Litigation”). The Complaint seeks relief which includes compensatory damages, attorneys’ fees and costs, an award of treble damages, and such other relief as the court may deem just and proper. As previously disclosed on January 4, 2016, the Litigation has been settled through a confidential mediation process supervised by the Federal Court and the Litigation has been dismissed with prejudice by the Federal Court. The Company incurred substantial legal fees in defending the Litigation.

F-45

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 11 – LIQUIDITY AND GOING CONCERN

The Company has a working capital deficit, has not yet received revenues from sales of products or services, and has incurred losses since inception. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 12 – INCOME TAXES

As of March 31, 2016, the Company had net operating loss carry forwards of approximately $9,203,440 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the years ended March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Federal income tax benefit attributable to:
Current operations	$601,276	$1,405,416
Less: valuation allowance	(601,276)	(1,405,416)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$3,129,170	$2,454,951
Less: valuation allowance	(3,129,170)	(2,454,951)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $9,395,636 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-46

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 13 – SUBSEQUENT EVENTS

Effective May 23, 2016, the Board of Directors of Rich Pharmaceuticals, Inc. approved an increase in authorized common stock to 4,000,000,000.

On April 1, 2016 the Company converted $2,158 in principle and $39 in accrued interest into 9,766,311 shares of common stock in satisfaction of the terms of a convertible loan.

On April 4, 2016 the Company converted $4,847 in principle into 17,250,000 shares of common stock in satisfaction of the terms of a convertible loan.

On April 7, 2016 the Company converted $1,699 in principle and $51 in accrued interest into 9,722,222 shares of common stock in satisfaction of the terms of a convertible loan.

On April 14, 2016 the Company converted $4,158 in principle into 19,250,000 shares of common stock in satisfaction of the terms of a convertible loan.

On April 15, 2016 the Company converted $1,259 in principle and $59 in accrued interest into 9,766,222 shares of common stock in satisfaction of the terms of a convertible loan.

On May 25, 2016, the Company issued a convertible note payable in the amount of $30,000. The note bears 8% interest and is due on May 25, 2017. The loan becomes convertible 180 days after issuance or November 21, 2016. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the lowest trading prices for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date.

On May 31, 2016, the Company executed a Secured Promissory Note in in favor of Computerlaw Group, LLP. The Note was also executed by Ben Chang, the CEO and a director of the Company, and his father Richard Chang, who with the Company are jointly and severally liable for repayment of the Note. The Note accrues interest at the rate of 10% and is due and payable on August 1, 2017, and may be paid at a reduced amount if paid early. The Note relates to payment terms provided by Computerlaw Group, LLP regarding the outstanding account payable by the Company to them for their defense in the litigation with Biosuccess Biotech, Co. LTD. (“Biosuccess”).

On May 31, 2016 the Company converted $828 in principle into 4,600,055 shares of common stock in satisfaction of the terms of a convertible loan.

On June 3, 2016 the Company converted $4,401 in principle into 29,340,333 shares of common stock in satisfaction of the terms of a convertible loan.

On June 7, 2016 the Company converted $9,120 in principle into 30,000,000 shares of common stock in satisfaction of the terms of a convertible loan.

F-47

RICH PHARMACEUTICALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 13 – SUBSEQUENT EVENTS (CONTINUED)

On June 9, 2016, the Company completed a financing pursuant to a Securities Purchase Agreement (the “SPA”), an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250 (the “First Note”), and an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250 (the “Second Note”). The First and Second Note each bear interest at the rate of 8% and must be repaid on or June 8, 2017. The First Note and Second Note may be converted into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion (as determined in the First Note and Second Note). The Second Note was initially paid for by the issuance of an offsetting $84,250 secured note issued to the Company provided that prior to conversion of the Second Note, the lender must have paid off the note in cash such that the Second Note may not be converted until it has been paid for in cash. The SPA, First Note and Second Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the First Note and Second Note in the event of such defaults.

On June 14, 2016 the Company converted $5,847 in principle into 29,235,900 shares of common stock in satisfaction of the terms of a convertible loan

On June 17, 2016 the Company converted $5,691 in principle into 28,456,150 shares of common stock in satisfaction of the terms of a convertible loan

On June 25, 2016, the Company completed a financing pursuant to a Securities Purchase Agreement (the “SPA”), an 8% Convertible Redeemable Promissory Note in the principal amount of $56,000 (the “First Note”), and an 8% Convertible Redeemable Promissory Note in the principal amount of $56,000 (the “Second Note”). The First and Second Note each bear interest at the rate of 8% and must be repaid on or June 23, 2017. The First Note and Second Note may be converted by lender into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion (as determined in the First Note and Second Note). The Second Note was initially paid for by the issuance of an offsetting $56,000 secured note issued to the Company by lender, provided that prior to conversion of the Second Note, lender must have paid off the Note in cash such that the Second Note may not be converted until it has been paid for in cash. The SPA, First Note and Second Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the First Note and Second Note in the event of such defaults. The Company also executed a Confession of Judgment in favor of lender regarding any event of default occurring under the First Note, the Second Note and all other convertible promissory notes issued by the Company and held by LG.

On June 25, 2016, the Company executed a Confession of Judgment in favor of LG regarding any event of default occurring under the convertible promissory notes issued by the Company and held by LG.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

F-48

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$6.95
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expense	$15,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,506.95

All amounts are estimates other than the Commission’s registration fee and Legal fees and expenses. The Company is responsible for paying these fees.

Item. 14 Indemnification of Directors And Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

39

Item. 15 Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act:

Issuances of Common Stock Pursuant to Note Conversions of Convertible Promissory Notes

Date	Dollar Amount Converted	Shares Issued	Noteholder
March 31, 2017	$5,938.80	101,000,000	GHS Investments, LLC
March 30, 2017	$5,644.80	96,000,000	GHS Investments, LLC
March 24, 2017	$5,460	91,000,000	GHS Investments, LLC
March 22, 2017	$5,160	86,000,000	GHS Investments, LLC
March 21, 2017	$4,920	82,000,000	GHS Investments, LLC
March 13, 2017	$4,080	68,000,000	GHS Investments, LLC
February 22, 2017	$4,290	71,500,000	GHS Investments, LLC
January 10, 2017	$6,301	126,023,000	LG Capital Funding LLC
December 6, 2016	$4,057	69,959,310	LG Capital Funding LLC
November 29, 2016	$5,515	95,092,931	LG Capital Funding LLC
November 22, 2016	$5,513	95,060,172	LG Capital Funding LLC
November 7, 2016	$5,015	86,472,931	LG Capital Funding LLC
October 31, 2016	$5,037	86,837,068	LG Capital Funding LLC
October 26, 2016	$3,382	58,316,551	LG Capital Funding LLC
October 21, 2016	$3,384	58,355,689	LG Capital Funding LLC
October 14, 2016	$3,379	58,275,689	LG Capital Funding LLC
October 7, 2016	$3,380	58,291,551	LG Capital Funding LLC
September 30, 2016	$3,949	51,066,724	LG Capital Funding LLC
September 28, 2016	$2,946	25,403,448	LG Capital Funding LLC
September 26, 2016	$2,945	25,393,448	LG Capital Funding LLC
September 20, 2016	$2,442	25,267,655	LG Capital Funding LLC
September 6, 2016	$2,546	21,952,672	LG Capital Funding LLC
August 29, 2016	$2,570	22,156,120	LG Capital Funding LLC
August 23, 2016	$2,567	22,129,741	LG Capital Funding LLC
June 29, 2016	$6,580	21,270,355	LG Capital Funding LLC
June 17,2016	$5,691	28,456,150	LG Capital Funding LLC
June 14, 2016	$5,847	29,235,900	LG Capital Funding LLC
June 7, 2016	$9,120	30,000,000	Typenex Co-Investment, LLC
June 3, 2016	$4,401	29,340,333	LG Capital Funding LLC
May 31, 2016	$828	4,600,055	Auctus Fund, LLC
May 4, 2016	$2,067	9,718,025	LG Capital Funding LLC
April 26, 2016	$1,705	12,629,776	Auctus Private Equity Fund, LLC
40

April 15, 2016	$1,318	9,766,222	Auctus Fund, LLC
April 14, 2016	$4,158	19,250,000	Typenex Co-Investment, LLC
April 7, 2016	$1,750	9,722,222	Auctus Fund, LLC
April 4, 2016	$4,847	17,250,000	Typenex Co-Investment, LLC
April 1, 2016	$2,197	9,766,311	Auctus Fund, LLC
March 28, 2016	$1,986	8,958,779	Auctus Fund, LLC
March 22, 2016	$5,315	11,682,000	Typenex Co-Investment, LLC
March 22, 2016	$2,367	7,200,486	LG Capital Funding LLC
March 22, 2016	$2,419	8,957,888	Auctus Fund, LLC
March 15, 2016	$5,210	11,450,000	Typenex Co-Investment, LLC
March 15, 2016	$3,329	7,454,098	Adar Bays LLC
March 14, 2016	$2,245	7,125,777	Auctus Fund, LLC
March 11, 2016	$1,924	4,147,500	LG Capital Funding LLC
March 7, 2016	$2,799	6,546,292	Auctus Fund, LLC
March 2, 2016	$9,332	11,650,000	Typenex Co-Investment, LLC
March 2, 2016	$1,650	2,586,410	LG Capital Funding LLC.
March 2, 2016	$4,600	5,831,643	Adar Bays LLC
March 1, 2016	$1,313	5,834,458	Auctus Fund, LLC
February 25, 2016	$4,640	4,218,182	KBM Worldwide, Inc
February 25, 2016	$3,000	2,638,987	Adar Bays LLC
February 24, 2016	$1,492	4,419,970	Auctus Fund, LLC
February 23, 2016	$3,086	4,200,871	LG Capital Funding LLC
February 23, 2016	$4,640	4,218,182	KBM Worldwide, Inc.
February 17, 2016	$12,800	8,443,272	Typenex Co-Investment, LLC
February 16 ,2016	$1,424	4,220,400	Auctus Fund, LLC
January 6, 2016	$15,500	2,861,607	LG Capital Funding, LLC
January 6, 2016	$16,070	2,678,333	KBM Worldwide, Inc.
January 5, 2016	$7,975.04	3,603,227	Auctus Fund, LLC
January 4, 2016	$19,339.28	3,223,213	JMJ Financial
January 4, 2016	$28,500	4,384,615	Typenex Co-Investment, LLC
December 30, 2015	$6,651	2,956,248	Auctus Fund, LLC
December 29, 2015	$7,670	1,278,333	KBM Worldwide, Inc.
December 29, 2015	$8,395	1,399,167	KBM Worldwide, Inc.
December 28, 2015	$14,963	2,579,916	LG Capital Funding, LLC
December 28, 2015	$14,305	2,384,167	KBM Worldwide, Inc.
December 28, 2015	$17,700	2,950,000	JMJ Financial
December 28, 2015	$1,341	596,200	Auctus Private Equity Fund, LLC
41

December 17, 2015	$5,332	919,319	LG Capital Funding LLC
November 30, 2015	$16,843	2,591,323	Typenex Co-Investment, LLC
November 23, 2015	$10,000	1,666,667	KBM Worldwide, Inc.
November 3, 2015	$3,916	1,966,124	Auctus Private Equity Fund
October 20, 2015	$9,720	1,620,000	KBM Worldwide, Inc.
October 9, 2015	$10,620	1,770,000	JMJ Financial
October 7, 2015	$8,400	1,400,000	KBM Worldwide, Inc.
October 7, 2015	$2,250	375,000	KBM Worldwide, Inc.
September 29, 2015	$7,974	1,772,033	Auctus Private Equity Fund
September 28, 2015	$10,000	1,666,667	KBM Worldwide, Inc.
June 23, 2015	$7,752	1,292,000	JMJ Financial
June 22, 2015	$14,383	2,479,924	LG Capital Funding, LLC
June 22, 2015	$7,415	1,235,833	JSJ Investments, Inc.
June 17, 2015	$14,100	1,175,000	JMJ Financial
June 16, 2015	$13,565	1,130,417	KBM Worldwide, Inc.
June 12, 2015	$9,897	942,609	JSJ Investments, Inc.
May 29, 2015	$15,000	882,353	KBM Worldwide, Inc.
May 28, 2015	$17,240	783,636	Typenex Co-Investment LLC
May 27, 2015	$13,280	701,801	LG Capital Funding, LLC
May 21, 2015	$20,199	947,645	JSJ Investments, Inc.
May 12, 2015	$28,456	903,380	JSJ Investments, Inc.
May 4, 2015	$5,000	131,464	LG Capital Funding, LLC
April 30, 2015	$15,000	389,610	Typenex Co-Investment LLC
April 21, 2015	$10,000	259,740	Typenex Co-Investment LLC
April 20, 2015	$1,898	53,000	Toledo Advisors, LLC
April 15, 2015	$10,000	236,967	Typenex Co-Investment LLC
April 9, 2015	$14,320	325,455	KBM Worldwide Inc
April 8, 2015	$20,000	454,545	KBM Worldwide Inc
April 8, 2015	$15,307	453,561	Auctus Private Equity Fund LLC
April 7, 2015	$10,000	209,644	Typenex Co-Investment LLC
April 2, 2015	$16,650	411,111	Auctus Private Equity Fund LLC
March 30, 2015	$10,000	181,818	Typenex Co-Investment LLC
March 26, 2015	$25,200	700,000	Auctus Private Equity Fund LLC
March 20, 2015	$33,899	475,182	GHS Capital Funding, LLC
March 5, 2015	$56,405	1,215,551	Toledo Advisors, LLC
March 2, 2015	$26,880	56,000,000	JMJ Financial
February 26, 2015	$42,030	1,050,750	Vista Capital Investments, LLC
42

February 25, 2015	$9,487	204,473	Toledo Advisors, LLC
February 24, 2015	$17,002	366,439	Toledo Advisors, LLC
February 24, 2015	$22,603	470,900	JMJ Financial
February 24, 2015	$9,487	204,473	Toledo Advisors, LLC
February 23, 2015	$17,002	366,439	Toledo Advisors, LLC
February 23, 2015	$22,603	470,900	JMJ Financial
February 15, 2015	$35,730	739,243	GHS Capital Funding LLC
February 12, 2015	$17,333	373,561	Toledo Advisors, LLC
February 11, 2015	$29,900	747,500	Vista Capital Investments, LLC
December 26, 2014	$17,200	74,783	KBM Worldwide, Inc.
December 15, 2014	$12,000	42,857	KBM Worldwide, Inc.
December 8, 2014	$15,000	34,884	KBM Worldwide, Inc.
November 19, 2014	$18,120	28,313	KBM Worldwide, Inc.
September 22, 2014	$12,000	5,505	Asher Enterprises, Inc.

The above described issuance of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares was pursuant to a convertible note payable which was negotiated directly between the investor and the Company.

Other Issuances of Securities

On February 22, 2017, the Company executed a Promissory Note in the amount of $20,899.89 (the “Vis Veres Note”) in favor of GHS in lieu of the Company debt purchased by GHS from Vis Veres Group, Inc. in the same amount. The Vis Veres Note bears interests at the rate of 8% and must be repaid on or before November 22, 2017. The amounts under the Vis Veres Note may be converted by GHS at any time into shares of Company common stock at a conversion price equal to 60% of the lowest trading price during the 10-day period prior to conversion (as determined in the Vis Veres Note). The Vis Veres Note contains certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the Vis Veres Note in the event of such defaults. The issuance of the Vis Veres Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

On February 22, 2017, the Company executed a Promissory Note in the amount of $59,799.12 (the “KBM Note”) in favor of GHS in lieu of the Company debt purchased by GHS from KBM Worldwide, Inc. in the same amount. The KBM Note bears interests at the rate of 8% and must be repaid on or before November 22, 2017. The amounts under the KBM Note may be converted by GHS at any time into shares of Company common stock at a conversion price equal to 60% of the lowest trading price during the 10-day period prior to conversion (as determined in the KBM Note). The KBM Note contains certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the KBM Note in the event of such defaults. The issuance of the KBM Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

43

On February 22, 2017, the Company entered into an Equity Financing Agreement and Registration Rights Agreement with GHS pursuant to which GHS has agreed to purchase up to $2,000,000 in shares of Company common stock. The obligations of GHS to purchase the shares of Company common stock are subject to the conditions set forth in the Equity Financing Agreement, including, without limitation, the condition that a registration statement on Form S-1 registering the shares of Company common stock to be sold to GHS be filed with the Securities and Exchange Commission and become effective. The Registration Rights Agreement provides that the Company shall use commercially reasonable efforts to file the registration statement within 30 days after the date of the Registration Rights Agreement and have the registration statement become effective within 90 days after it is filed. The purchase price of the shares of Company common stock will be equal to 80% of the market price (as determined in the Equity Financing Agreement) calculated at the time of purchase. In connection with the Equity Financing Agreement, the Company executed a convertible promissory note in the principal amount of $15,000 (the “$15K Note”) in favor of GHS relating to GHS’ obligation to pay the Company’s legal fees in connection with the transaction, and executed a promissory note in the principal amount of $20,000 (the “$20K Note”) as payment of the commitment fee for the Equity Financing Agreement. The $15K Note bear interests at the rate of 8% and must be repaid on or before October 25, 2017. The amounts under the $15K Note may be converted by GHS at any time into shares of Company common stock at a conversion price equal to 60% of the lowest trading price during the 10-day period prior to conversion (as determined in the $15K Note). The $15K Note contains certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the $15K Note in the event of such defaults. The $20K Note bears interest at the rate of 8% and must be repaid on or before August 22, 2017. The issuance of the $15K Note and $20K Note were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

On February 21, 2017, the Company accepted a Debt Purchase Agreement (the “DPA”) between GHS Investments, LLC (“GHS”) and LG Capital Funding, LLC (“LG”) pursuant to which GHS purchased from LG outstanding convertible promissory notes in the principal amount of $563,027 (the “LG Debt”), and the Company executed a Promissory Note in the amount of $563,027 (the “LG Note”) in favor of GHS in lieu of the LG Debt. The Note bear interests at the rate of 8% and must be repaid on or before October 25, 2017. The amounts under the LG Note may be converted by GHS at any time into shares of Company common stock at a conversion price equal to 60% of the lowest trading price during the 10-day period prior to conversion (as determined in the LG Note). The LG Note contains certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the LG Note in the event of such defaults. The issuance of the LG Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

On January 6, 2017, the Company completed a financing with GHS Investments, LLC (“GHS”) pursuant to a Securities Purchase Agreement (the “SPA”) and Promissory Note in the principal amount of $335,000 (the “Note”). The Note bear interests at the rate of 10% and must be repaid on or before October 5, 2017. The amounts funded under the Note may be converted by GHS at any time into shares of Company common stock at a conversion price equal to 60% of the lowest trading price during the 10-day period prior to conversion (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the Note in the event of such defaults. GHS funded $80,000 under the Note at closing. The SPA provides for GHS to fund an additional $20,000 within one week after closing, and fund additional tranches of $25,000 at the discretion of GHS. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

On October 28, 2016, Rich Pharmaceuticals, Inc. (the “Company”) completed a financing with LG Capital Funding, LLC (“LG”) pursuant to a Securities Purchase Agreement (the “SPA”) and 8% Convertible Redeemable Promissory Note in the principal amount of $32,000 (the “Note”). The Note bear interests at the rate of 8% and must be repaid on or before October 20, 2017. The Note may be converted by LG into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The Company also executed a Confession of Judgment in favor of LG regarding any event of default occurring under the Note. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

44

On June 25, 2016, the Company completed a financing with LG Capital Funding, LLC (“LG”) pursuant to a Securities Purchase Agreement (the “SPA”), an 8% Convertible Redeemable Promissory Note in the principal amount of $56,000 (the “First Note”), and an 8% Convertible Redeemable Promissory Note in the principal amount of $56,000 (the “Second Note”). The First and Second Note each bear interest at the rate of 8% and must be repaid on or June 23, 2017. The First Note and Second Note may be converted by LG into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion (as determined in the First Note and Second Note). The Second Note was initially paid for by the issuance of an offsetting $56,000 secured note issued to the Company by LG (the “LG Note”), provided that prior to conversion of the Second Note, LG must have paid off the LG Note in cash such that the Second Note may not be converted until it has been paid for in cash. The SPA, First Note and Second Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the First Note and Second Note in the event of such defaults. The issuance of the First Note and Second Note were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the notes was an accredited investor.

On June 9, 2016, the Company completed a financing with LG Capital Funding, LLC (“LG”) pursuant to a Securities Purchase Agreement (the “SPA”), an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250 (the “First Note”), and an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250 (the “Second Note”). The First and Second Note each bear interest at the rate of 8% and must be repaid on or June 8, 2017. The First Note and Second Note may be converted by LG into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion (as determined in the First Note and Second Note). The Second Note was initially paid for by the issuance of an offsetting $84,250 secured note issued to the Company by LG (the “LG Note”), provided that prior to conversion of the Second Note, LG must have paid off the LG Note in cash such that the Second Note may not be converted until it has been paid for in cash. The SPA, First Note and Second Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the First Note and Second Note in the event of such defaults. The issuance of the First Note and Second Note were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the notes was an accredited investor.

On December 15, 2015, the Company issued its litigation counsel, Computerlaw Group LLP, a warrant to purchase up to 200,000,000 shares of common stock at an exercise price of $0.0001 per share which was the closing price of the Company’s common stock on December 14, 2015. The warrants have a term of 5 years and provide for cashless exercise. The issuance of the warrants was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the warrants was an accredited investor.

On December 15, 2015, the Company issued its corporate legal counsel, Steven James Davis, A Professional Corporation, a warrant to purchase up to 200,000,000 shares of common stock at an exercise price of $0.0001 per share which was the closing price of the Company’s common stock on December 14, 2015. The warrants have a term of 5 years; provide for cashless exercise; and have a limitation on any exercise that would result in the beneficial ownership of more than 4.99% of the Company’s shares. The issuance of the warrants was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the warrants was an accredited investor.

On August 28, 2015, the Company issued a convertible note payable (the “Note”) in the amount of $15,000 to LG Capital Funding LLC. The Note bears 8% interest and is due on April 28, 2016. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 50% multiplied by the market price, which is the average of the lowest trading price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

45

On May 29, 2015, Rich Pharmaceuticals, Inc. (the “Company”) completed a financing with Typenex Co-Investment, LLC (“Typenex”) pursuant to a Securities Purchase Agreement (the “SPA”), Secured Convertible Promissory Note in the principal amount of $362,500 (the “Secured Note”), a Security Agreement (the “Security Agreement”), and seven Secured Investor Notes issued by Typenex (the “Investor Notes”). The Secured Note permits Typenex to fund amounts to the Company in an initial tranche of $16,000; a subsequent tranche of $16,500; and up to six additional tranches of $55,000. The Secured Note bears interest at the rate of 10% and must be repaid on or before the twelve month anniversary of the funding dates. The Secured Note may be converted by Typenex into shares of Company common stock at a conversion price equal to 65% of the market price (as determined in the Secured Note). The Secured Note is secured by the Investor Notes issued by Typenex in favor of the Company. The SPA and Secured Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Secured Note in the event of such defaults. The issuance of the Secured Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Secured Note was an accredited investor.

On May 6, 2015, the Company issued a Convertible Promissory Note Payable (the “Note”) in the amount of $10,500 to Vis Veres Group, Inc. The Note bears 8% interest and is due on nine months after the date of issuance. The Note becomes convertible 180 days after the date of the Note. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

On May 6, 2015, the Company entered into a Securities Purchase Agreement with GHS Capital Funding LLC (“GHS”) providing for the purchase of two Convertible Promissory Notes in the in the aggregate principal amount of $137,800, with the first note being in the amount of $68,900 and the second note being in the amount of $68,900 (the “Note” or “Notes”). The Notes contain a 6% original issue discount such that the purchase price of each Note is $65,000. The first Note was funded on execution of the Note. The second Note shall initially be paid for by the issuance of an offsetting $65,000 secured note issued by GHS to the Company. The funding of the second Note is subject to certain conditions as described in the second Note. The Notes bear interest at the rate of 8% per annum; are due and payable on May 5, 2016; and may be converted by GHS at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 58% of the market price (as determined in the Notes) calculated at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

On March 31, 2015, the Company completed a financing pursuant to a Securities Purchase Agreement (the “SPA”) and two Convertible Promissory Notes in the aggregate principal amount of $59,360 (the “Notes”) with Adar Bays, LLC (“Adar Bays”). The Notes bear interest at the rate of 8% and must be repaid on or before November 26, 2015 and March 26, 2016. The Notes may be converted by Adar Bays at any time after the date of issuance into shares of Company common stock at a conversion price equal to 58% of the market price (as determined in the Notes). One of the Notes is secured by a collateralized secured promissory note issued by Adar Bays to the Company. The SPA and Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

46

On March 11, 2015, the Company completed a financing pursuant to a Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $55,000 (the “Note”) with Auctus Private Equity Fund, LLC (“Auctus”) pursuant to which Auctus funded $52,750 to the Company after the deduction of fees of $2,250. The Note bears interest at the rate of 8% and must be repaid on or before December 9, 2015. The Note may be converted by Auctus at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 55% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On February 18, 2015, the Company closed a financing pursuant to which it issued a convertible note payable (the “Note”) in the amount of $54,000 to KBM Worldwide, Inc. The Note bears 8% interest and is due on November 9, 2015. The Note becomes convertible 180 days after the date of the Note. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

On January 13, 2015, the Company and KBM Worldwide, Inc. (“KBM”) completed a financing pursuant to which the Company issued a Convertible Promissory Note in the original principal amount of $33,000 (the “Note”), and KBM funded the Company $30,000 after the deduction of KBM legal fees of $3,000. The Note bears 8% interest and is due on October 13, 2015. The Note becomes convertible 180 days after the date of the Note. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

On November 7, 2014, the Company issued a Convertible Promissory Note to JSJ Investments, Inc. (“JSJ”) in the original principal amount of $55,00 (the “Note”), pursuant to which JSJ agreed to fund the Company $53,000 after the deduction of JSJ legal fees of $2,000. The principal amount under the Note accrues interest at the rate of 12% per annum. The Note is due and payable on demand by JSJ at any time on or after May 6, 2015. The Note may be converted by JSJ at any time into shares of Company common stock at a conversion price equal to a 47.5% discount to the lowest daily volume weighted average price for the 20 trading days prior to conversion. The Note may be prepaid by the Company at a premium as provided in the Note. The Note also contains certain representations, warranties, covenants and events of default. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On October 7, 2014, the Company issued a convertible note payable (the “Note”) in the amount of $33,000 to KBM Worldwide, Inc. The Note bears 8% interest and is due on July 9, 2015. The Note becomes convertible 180 days after the date of the Note. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

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On October 6, 2014, the Company granted Ben Chang 8,000,000 bonus shares of the Company’s restricted common stock and granted the Company’s outside legal counsel 4,000,000 shares of Company’s restricted common stock. The issuance of the shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor in each issuance; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the securities were not broken down into smaller denominations.

On October 6, 2014, 2014, the Company executed an Assignment Agreement (the “Assignment Agreement”) with Richard L. Chang Holding's, LLC (“Holdings LLC”) and Imagic LLC (“Imagic LLC”) pursuant to which Holdings LLC and Imagic LLC exercised the option under the Memorandum of Understanding and Asset Assignment Agreement dated July 26, 2013 to assign any and all interest it had in the indication, patents and intellectual property related to treatment of Hodgkin’s Lymphoma, utility patent application number 61998397, entitled COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF HODGKIN’S LYMPHOMA  pursuant to the terms of the Assignment Agreement. In connection with the Assignment Agreement, the Company issued 220,792,028 shares of the Company’s restricted common stock to Imagic LLC in accordance with the terms and subject to the conditions set forth in the Assignment. Imagic LLC is owned and controlled by Ben Chang. This issuance of shares was made in reliance on the exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the third party and the Company; and (f) the recipient of the securities was an accredited investor.

On September 24, 2014, the Company entered into Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $55,000 (the “Note”) with Auctus Private Equity Fund, LLC (“Auctus”) pursuant to which Auctus funded $50,000 to the Company after the deduction of fees of $5,000. The Note bears interest at the rate of 8% and must be repaid on or before June 23, 2015. The Note may be converted by Auctus at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 55% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On September 19, 2014, the Company entered into the Master Convertible Promissory Note with Typenex Co-Investment LLC (“TCI”) in the original principal amount of $64,500 (the “Note”), pursuant to which TCI funded $55,000 to the Company after the Original Issue Discount of $5,000 and the deduction of TCI legal fees of $4,000. The Note may be repaid at any time during the first 90 days in which event the interest rate shall be 0%. After 90 days, the Note has a one time interest charge of 12% and may be repaid only upon the consent of TCI and at an amount equal to 125% of the outstanding balance. The Note is due and payable one year after the date of issuance, and may be converted by TCI at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Note) calculated at the time of conversion, or 55% of the market price (as determined in the Note) if the Company’s stock price is below $.03 (as determined in the Note). The Note also provides that, with the consent of the Company, TCI may fund up to two additional Convertible Promissory Notes in the amount of $60,500 each on terms similar to the Note. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

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On August 14, 2014, the Company entered into a Securities Purchase Agreement with Toledo Advisors LLC (“Toledo”) providing for the purchase of two Convertible Promissory Notes in the in the aggregate principal amount of $116,600, with the first note being in the amount of $58,300 and the second note being in the amount of $58,300 (the “Note” or “Notes”). The Notes contain a 6% original issue discount such that the purchase price of each Note is $55,000. The first Note was funded on execution of the Note. The second Note shall initially be paid for by the issuance of an offsetting $55,000 secured note issued by Toledo to the Company. The funding of the second Note is subject to certain conditions as described in the second Note. The Notes bear interest at the rate of 8% per annum; are due and payable on August 15, 2015; and may be converted by Toledo at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 58% of the market price (as determined in the Notes) calculated at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

On August 14, 2014, the Company entered into a Securities Purchase Agreement with GHS Capital Funding LLC (“GHS”) providing for the purchase of two Convertible Promissory Notes in the in the aggregate principal amount of $133,560, with the first note being in the amount of $66,780 and the second note being in the amount of $66,780 (the “Note” or “Notes”). The Notes contain a 6% original issue discount such that the purchase price of each Note is $63,000. The first Note was funded on execution of the Note. The second Note shall initially be paid for by the issuance of an offsetting $63,000 secured note issued by GHS to the Company. The funding of the second Note is subject to certain conditions as described in the second Note. The Notes bear interest at the rate of 8% per annum; are due and payable on August 15, 2015; and may be converted by GHS at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 58% of the market price (as determined in the Notes) calculated at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

On August 14, 2014, the Company entered into a Convertible Promissory Note with Vista Capital Investments, LLC (“Vista”) in the original principal amount of $250,000 (the “Note”), pursuant to which Vista funded $55,000. The Note has a one time interest charge of 12%; is due and payable two years after the date of issuance; and may be converted by Vista at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Note) calculated at the time of conversion. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was

On August 12, 2014, the Company entered into a Convertible Promissory Note with JMJ Financial (“JMJ”) in the original principal amount of $350,000 (the “Note”), pursuant to which JMJ funded $55,000. The Note is interest free for the first 90 days and has a one time interest charge of 12% if not repaid in the first 90 days; is due and payable two years after the date of issuance; and may be converted by JMJ at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Note) calculated at the time of conversion. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On May 21, 2014, the Company issued a convertible note payable in the amount of $42,500. The note bears 8% interest and is due on February 23, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The issuance of the note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

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On April 15, 2014, the Company issued 1,000,000 units at $0.25 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $0.35 and a three year term. The issuance of shares and warrants was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

On April 8, 2014, the Company issued a convertible note payable in the amount of $53,000. The note bears 8% interest and is due on January 14, 2015. The loan becomes convertible 180 days after the date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The issuance of the note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

On April 4, 2014, the Company issued 83,334 units at $0.30 per unit. Each unit consisted of 1 share of common stock and one common stock warrant with an exercise price of $0.50 and a one year term. The issuance of shares and warrants was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

Item 16 Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Designations of Series A Preferred Stock, dated March 30, 2017
3.4	Articles of Merger (2)
3.5	Amendment to Articles of Incorporation (3)
3.6	Amendment to Articles of Incorporation*
5.1	Opinion of The Doney Law Firm*
10.62	Equity Purchase Agreement dated February 22, 2017 with GHS Investments, LLC(4)
10.63	Registration Rights Agreement dated February 22, 2017 with GHS Investments, LLC(4)
23.1	Consent of KLJ & Associates, LLP*
23.2	Consent of The Doney Law Firm (filed as Exhibit 5.1) *
101	XBRL

 * Filed herein.

(1)	Incorporated herein by reference to the registration statement on Form S-1 filed with the SEC on April 25, 2011.
(2)	Incorporated herein by reference to the current report on Form 8-K filed with the SEC on August 27, 2013.
(3)	Incorporated herein by reference to the current report on Form 8-K filed with the SEC on October 2, 2013.
(4)	Incorporated herein by reference to the current report on Form 8-K filed with the SEC on February 27, 2017.

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Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)	For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills, California on April 13, 2017.

RICH PHARMACEUTICALS, INC.

By:	/s/ Ben Chang
Ben Chang
Chief Executive Officer, Chief Financial Officer and Chairman of the Board
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ben Chang	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	April 13, 2017
Ben Chang	(Principal Executive Officer and Principal Financial and Accounting Officer)

s/ Carole A. Salvador	Director	April 13, 2017
Carole A. Salvador

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